BLOCKBUSTER INVESTMENT PLAN

                              Effective May 1, 1999

BBIP


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5.
50179 ver. 02

50179 ver. 02

                                                  TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  PREAMBLE............................................................1

ARTICLE II  DEFINITIONS........................................................2

         2.1      Accounting Period............................................2
         2.2      Account(s)...................................................2
         2.3      Actual Deferral Percentage...................................2
         2.4      Affiliated Company...........................................3
         2.5      After-Tax Contributions......................................3
         2.6      Annual Addition..............................................3
         2.7      Beneficiary..................................................3
         2.8      Board........................................................4
         2.9      Break in Service.............................................4
         2.10     Committee....................................................4
         2.11     Company......................................................4
         2.12     Compensation.................................................4
         2.13     Contribution Percentage......................................4
         2.14     Disability...................................................5
         2.15     Earnings.....................................................5
         2.16     Employee.....................................................5
         2.17     Employer.....................................................6
         2.18     ERISA........................................................6
         2.19     Excess Aggregate Contributions...............................6
         2.20     Excess Salary Reduction Contributions........................6
         2.21     Former Participant...........................................7
         2.22     Fund.........................................................7
         2.23     Highly Compensated Participant...............................8
         2.24     Hour of Service.............................................10
         2.25     Leased Employee.............................................10
         2.26     Matchable Contributions.....................................10
         2.27     Matching Employer Contributions.............................10
         2.28     Merged Plan.................................................10
         2.29     Parental Leave..............................................10
         2.30     Participant.................................................10
         2.31     Payroll Period..............................................10
         2.32     Plan Year...................................................10
         2.33     Predecessor Plan............................................10
         2.34     Qualified Nonelective Contributions.........................11
         2.35     Rollover Contributions......................................11

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         2.36     Salary Reduction Contributions..............................11
         2.37     Severance Date..............................................11
         2.38     Stock.......................................................11
         2.39     Trust Agreement.............................................11
         2.40     Trustee.....................................................11
         2.41     Unmatched Contributions.....................................11
         2.42     Valuation Date..............................................11
         2.43     Vesting Service.............................................12
         2.44     BIP.........................................................12
         2.45     Year of Eligibility Service.................................12
         2.46     Year of Vesting Service.....................................12

ARTICLE III  ELIGIBILITY FOR PARTICIPATION....................................13

         3.1      Eligibility.................................................13
         3.2      Method of Becoming a Participant............................14
         3.3      Reemployed Participants.....................................14
         3.4      Events Affecting Participation..............................14

ARTICLE IV  SERVICE...........................................................15

         4.1      Companies For Whom Credited.................................15
         4.2      Year of Eligibility Service.................................15
         4.3      Year of Vesting Service.....................................17
         4.4      Additional Service Credit...................................18

ARTICLE V  CONTRIBUTIONS......................................................19

         5.1      Matchable Contributions.....................................19
         5.2      Unmatched Contributions.....................................20
         5.3      Election of Salary Reduction and After-Tax Contributions....20
         5.4      Change in Amount or Form of Contributions...................20
         5.5      Suspension of Contributions.................................20
         5.6      Cessation of Contributions..................................21
         5.7      Matching Employer Contributions.............................21
         5.8      Remittance of Contributions to Trustee......................21
         5.9      Remittance of Matching Employer Contributions to Trustee....21
         5.10     Refund of Matching Employer Contributions...................21
         5.11     Additional Employer Contributions...........................22
         5.12     Rollover Contributions......................................22
         5.13     Limitation on Contributions.................................23


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ARTICLE VI  PARTICIPANT ACCOUNTS..............................................24

         6.1      Valuation of Assets.........................................24
         6.2      Credits to Participant Accounts.............................24
         6.3      Debits of Participant Accounts..............................24
         6.4      Statement of Participant Accounts...........................24

ARTICLE VII  INVESTMENT OF CONTRIBUTIONS......................................25

         7.1      Investment of Salary Reduction Contributions and

                  After-Tax Contributions.....................................25
         7.2      Investment of Matching Employer Contributions...............25
         7.3      Change in Investment Election for Current Contributions.....25
         7.4      Change in Investment Election for Prior Contributions.......25
         7.5      Special Investment Elections................................25
         7.6      Fiduciary Responsibility for Investments....................25

ARTICLE VIII  WITHDRAWALS DURING EMPLOYMENT...................................26

         8.1      Withdrawals of Salary Reduction  Contributions,
                  After-Tax Contributions, Matching Employer Contributions,
                  Transferred Amounts, and Rollover Contributions.............26
         8.2      Withdrawal Procedures.......................................29
         8.3      Funds to be Charged with Withdrawal.........................30
         8.4      Frequency of Withdrawals....................................30

ARTICLE IX  PARTICIPANT LOANS.................................................31

         9.1      Loan Subaccounts............................................31
         9.2      Eligibility for Loans.......................................31
         9.3      Availability of Loans.......................................31
         9.4      Amount of Loan..............................................32
         9.5      Terms of Loan...............................................32
         9.6      Distribution and Repayment of Loan..........................33
         9.7      Events of Default and Action Upon Default...................33

ARTICLE X  VESTING AND TERMINATION OF EMPLOYMENT..............................35

         10.1     Matchable, Unmatched, Qualified Nonelective and
                  Rollover Contributions......................................35
         10.2     Matching Employer Contributions.............................35
         10.3     Forfeitures.................................................35


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ARTICLE XI  PAYMENT OF BENEFITS OTHER THAN WITHDRAWALS........................37

         11.1     Forms of Payment............................................37
         11.2     Modification or Revocation of Form of Payment Election......37
         11.3     Stock Election..............................................37
         11.4     Consent Requirements........................................38
         11.5     Valuation and Payment Procedures for Lump Sum Payments......38
         11.6     Valuation and Payment Procedures for Installment Payments...39
         11.7     Time of Payment and Minimum Distribution Requirements.......40
         11.8     Direct Rollover Distributions...............................41
         11.9     Distributions on Sales of Businesses or Transfers to

                  Non-Affiliated Companies....................................42

ARTICLE XII  ADMINISTRATION OF THE BBIP.......................................43

         12.1     Appointment Of Committee....................................43
         12.2     Organization And Operation Of The Committee --..............43
         12.3     Expenses....................................................44
         12.4     Duties, Powers and Responsibilities of the Retirement
                    Committee.................................................44
         12.5     Required Information........................................45
         12.6     Indemnification.............................................45
         12.7     Claims And Appeal Procedure.................................45
         12.8     Liability of Committee Members..............................47
         12.9     Reliance on Reports and Certificates........................47
         12.10 Member's Own Participation.....................................47
         12.11 Fiduciary Indemnification......................................47
         12.12 Allocation of Responsibilities.................................47
         12.13 Multiple Capacities............................................48

ARTICLE XIII  AMENDMENT AND TERMINATION.......................................49

         13.1     Right to Amend or Terminate.................................49
         13.2     Distribution of Funds Upon Termination of the BBIP..........49

ARTICLE XIV  GENERAL PROVISIONS...............................................50

         14.1     Employment Relationships....................................50
         14.2     Non-Alienation of Benefits..................................50
         14.3     Qualified Domestic Relations Order..........................50
         14.4     Exclusive Benefit of Employees..............................50
         14.5     Merger, Consolidation or Transfer of Assets or
                    Liabilities...............................................50
         14.6     Appointments of Trustee.....................................50

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         14.7     Discretion of the Board of Directors and the Committee......51
         14.8     Voting Viacom Inc. Common Stock.............................51
         14.9     Payments to Minors and Incompetents.........................51
         14.10 Employee's Records.............................................51
         14.11 Titles and Headings............................................52
         14.12 Use of Masculine and Feminine; Singular and Plural.............52
         14.13 Governing Law..................................................52

ARTICLE XV  NONDISCRIMINATION AND ANNUAL ADDITION

                  LIMITATIONS.................................................53

         15.1     Limitation on Salary Reduction Contributions............... 53
         15.2     Maximum Contribution Percentage.............................55
         15.3     Limitation on Annual additions............................. 57

ARTICLE XVI  TOP-HEAVY PLAN...................................................60

         16.1     General Rule................................................60
         16.2     Top-Heavy Plan..............................................60
         16.3     Definitions.................................................60
         16.4     Requirements Applicable if BBIP is Top-Heavy................61

ARTICLE XVII  SIGNATURE.......................................................63

APPENDIX A  SPECIAL PROVISIONS APPLICABLE TO CERTAIN

                  PARTICIPANTS................................................64

APPENDIX B  DIVISIONS NOT INCLUDED IN BLOCKBUSTER INVESTMENT PLAN.............65

APPENDIX C  AFFILIATED COMPANIES DESIGNATED AS EMPOYER UNDER

         THE BLOCKBUSTER INVESTMENT PLAN AS OF MAY 1, 1999....................66


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                                    ARTICLE I
                                    PREAMBLE

     1.1 Blockbuster Inc. (the "Company") and its participating subsidiaries adopted the Blockbuster Investment Plan, which is effective May 1, 1999 for the purpose of providing a convenient way for employees both to save for their retirement.

     1.2 Effective as of December 31, 1995, the Blockbuster Entertainment Retirement and Savings Plan (the "Merged Plan"), and the assets and liabilities thereunder, was merged into the Viacom Investment Plan (the "VIP"). All provisions of the Merged Plan that were required to be protected under Section 411(d)(6) of the Internal Revenue Code of 1986, as amended, were protected in the VIP.

     1.3 Effective as of May 1, 1999, Viacom Inc. has elected to spin-off the assets and liabilities attributable to those VIP Participants who were Employees of Blockbuster Inc. and to transfer those assets and liabilities to the BIP. All service credited to affected participants in the VIP shall be credited in the BIP.

     1.4 It is the intention of the Company that the Blockbuster Investment Plan and Trust shall meet the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of the Internal Revenue Code of 1986, as amended (the "Code") and shall continue to be qualified and exempt under Sections 401(a) and 501(a) of the Code, and shall qualify under such requirements as a profit sharing plan that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code.

     1.5 The rights of any Employee or former Employee whose employment terminated prior to the effective date of any amendment and the rights of the Beneficiary of such Employee or former Employee shall be governed by the terms of the Plan (including any merged-in or predecessor plan) as in effect at the time of such termination of employment, except in the event such Employee is rehired and except as otherwise specifically provided herein, or as required by law.

                                       1.
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                                   ARTICLE II
                                   DEFINITIONS

     2.1 "Accounting Period" shall mean the period of four or five consecutive calendar weeks in a calendar month used by each Employer in the maintenance of Participant and Employer Accounts.

     2.2 "Account(s)" shall mean with respect to any Participant the accounts maintained by the Committee or its designee with respect to which are allocated Salary Reduction Contributions, After-Tax Contributions, Rollover Contributions, Matching Employer Contributions, and any other contributions or direct transfers made to the BIP on behalf of any Participant or Beneficiary. In addition, the Committee shall allocate amounts and otherwise adjust each such Account in accordance with Article VI.

     2.3 "Actual Deferral Percentage" with respect to any group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

          (a) The amount of Salary Reduction Contributions authorized by the Participant to be paid to the Trust for such Plan Year plus the amount of any Qualified Nonelective Contributions made for the Plan Year, divided by

          (b) The Participant's Compensation for such Plan Year.

              Notwithstanding the foregoing, for purposes of this Paragraph, "Compensation" for any year shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2), modified to include all amounts currently not included in the Participant's gross income by reason of Sections 125 and 402(e)(3) of the Code.

              For purposes of determining Actual Deferral Percentages, any Participant who is suspended from participation pursuant to Paragraphs 5.5 or 8.1(e) shall be treated as an eligible Participant. Actual Deferral Percentages will be determined in accordance with all applicable requirements (including, to the extent applicable, the family aggregation requirements) of Section 401(k) of the Code and the regulations and other guidance thereunder.


                                       2.

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     2.4 "Affiliated Company" shall mean any corporation or other entity that is required to be aggregated  with the Company  pursuant to Sections  414(b),  (c),
(m), or (o) of the Code but only to the extent so required.


     2.5 "After-Tax Contributions" shall mean those contributions made by Participants by means of payroll deduction in accordance with Paragraphs 5.2 and
5.3. After-Tax Contributions are included in each Participant's income for Federal income and Social Security tax purposes and are subject to the limitations of Article XV.

     2.6 "Annual Addition" shall mean for any Plan Year, Salary Reduction Contributions, Matching Employer Contributions, Qualified Nonelective Contributions, additional Employer contributions pursuant to Paragraph 5.11 (which shall be treated as Annual Additions only to the extent and for the limitation year required by regulations or other guidance issued pursuant to Code Section 415), After-Tax Contributions, and forfeitures, if any, allocated to a Participant's Accounts.

     2.7 "Beneficiary" shall mean the person designated by the Participant to receive any death benefits payable hereunder. Each Participant has the right, from time to time, to change any designation of Beneficiary. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary will not become effective until such change of Beneficiary is filed with the Committee whether or not the Participant is alive at the time of such filing; provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Participant's last designation and prior to the time such change was received by the Committee. Notwithstanding the above, in the case of any Participant who is married on the date of his death, the Participant's spouse as of his date of death shall be his Beneficiary unless she shall have consented to a different Beneficiary on prescribed forms and before either a notary public or an individual designated by the Committee. In the absence of an effective designation or if a named Beneficiary shall have died, any death benefits payable hereunder on behalf of the Participant shall be distributed to the first of the following classes of successive preference beneficiaries:

         (1) the Participant's surviving spouse;
         (2) the Participant's surviving children;
         (3) the Participant's surviving parents;
         (4) the Participant's surviving brothers and sisters;
         (5) the estate of the person last receiving benefits hereunder.

         Any individual who is designated as an alternate payee in a qualified domestic relations order (as defined in Section 414(p) of the Code) relating to a Participant's benefits under this BIP shall be treated as a Beneficiary hereunder, to the extent provided by such order.

                                       3.
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     2.8 "Board" shall mean the Board of Directors of the Company.

     2.9 "Break in Service" shall mean a period of severance from service as determined in accordance with Paragraph 4.2 and Paragraph 4.3.

     2.10 "Committee" shall mean the persons appointed to the Retirement Committee to administer the Plan or its designees, in accordance with Article XII.

     2.11 "Company" shall mean Blockbuster Inc., a Delaware Corporation.

     2.12 "Compensation" shall mean a Participant's base pay for services rendered to the Employer paid during a Payroll Period, including all pre-tax elective contributions made on behalf of a Participant either to a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and applicable regulations) or a "cafeteria plan" (as defined under Code Section 125 and applicable regulations) maintained by an Employer, plus all overtime pay, annual cash bonuses under the Company's or Viacom's Short Term Incentive Plan or certain other comparable annual cash bonus plans sponsored by the Company or an Employer, commissions, hazard pay and shift differential pay, but excluding (i) deferred compensation (ii) additional compensation of every other kind, including cash bonuses under a Company Long Term Performance Plan, if any. For Participants who are eligible for the Company's Excess Investment Plan, Compensation shall exclude cash bonuses under Company's or Viacom's Short Term Incentive Plan and certain other comparable annual cash bonus plans sponsored by the Company or an Employer. The total amount of a Participant's Compensation taken into account for any Plan Year shall not exceed $160,000, or the otherwise applicable annual compensation limitation in effect under Section 401(a)(17) limitation of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. If any Plan Year consists of fewer than twelve months, the Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve. In the case of an Employee who begins, resumes, or ceases to be eligible to make contributions during a Plan Year, the amount of Compensation included in the Actual Deferral Percentage and Contribution Percentage is the amount of Compensation received by the Participant during the entire Plan Year.

     2.13 "Contribution Percentage" with respect to any specified group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

          (a) the amount of Matching Employer Contributions and After-Tax Contributions, plus the amount of any Salary Reduction Contributions recharacterized pursuant to Paragraph 15.1(c) or 15.3(c), Salary Reduction Contributions treated as Matching Employer Contributions pursuant to Paragraph 15.2(c) or 15.4(c), and any Qualified Nonelective Contributions or additional Matching Employer Contributions made

                                       4.

pursuant to Paragraph 15.2(c) or 15.4(c), paid to the Trust Fund on behalf of each such Participant for such Plan Year, to

          (b) the Participant's Compensation for such Plan Year.

              Notwithstanding the foregoing, (i) for purposes of this Paragraph, "Compensation" for any year shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2), modified to include all amounts currently not included in the Participant's gross income by reason of Sections 125 and 402(e)(3) of the Code.

          For purposes of determining Contribution Percentages, any Participant who is suspended from participation pursuant to Paragraphs 5.5 or 8.1(e) shall be treated as an eligible Participant. Contribution Percentages will be determined in accordance with the applicable requirements (including, to the extent applicable, the family aggregation requirements) of Section 401(m) of the Code and the regulations and other guidance issued thereunder.

     2.14 "Disability" shall mean a permanent and total disability that qualifies an Employee for benefits under the provisions of the Company's Long Term Disability Plan. The determination of whether a Participant has incurred a Disability for purposes of this BIP shall be made by the Retirement Committee or its delegate.

     2.15 "Earnings" shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2).

     2.16 "Employee" shall mean an employee of the Company or an Affiliated Company. A "Full Time Employee" means any Employee who is classified in the Employer's employment records as a full-time Employee. A "Part-Time Employee" means any Employee who is classified in the Employer's employment records as a part-time Employee. Notwithstanding the foregoing, the term "Employee" shall exclude Leased Employees covered by a plan described in Section 414(n)(5) of the Code.

                                       5.

         2.17 (a) "Employer" shall include the Company and any Affiliated Company participating in the Plan as provided in Section 2.17(b). When used in reference to Matching Employer Contributions for a Participant, the term "Employer" will refer to the Employer employing such Participant. When used in reference to the collective obligations of all Employers in the group, the obligation of each Employer will be proportionate to the contributions of or on behalf of its Participants to the BIP.

          (b) If any  company  is now or  becomes  an  Affiliated  Company of an
Employer, including the Company, the Retirement Committee may include the employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of the merger or consolidations or as the result of the acquisition of all or part of the assets or business of another company, the Retirement Committee shall determine to what extent, if any, credit and benefits shall be granted for previous service with the
subsidiary,   associated  or  other  company,   but  subject  to  the  continued
qualifications of the Trust for the Plan as tax-exempt under the Code. The Retirement Committee may exclude the employees of any division of an Employer from membership in the Plan upon appropriate action by the Employer.

     2.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations issued pursuant to said Act.

     2.19 "Excess Aggregate Contributions" shall mean with respect to each Highly Compensated Participant, the amount equal to the total Matching Employer Contributions made on his behalf and his After-Tax Contributions (including Salary Reduction Contributions which are recharacterized pursuant to Paragraph 15.1(c) or 15.3(c)) determined prior to the application of the leveling procedure described below minus the product of the Participant's Contribution Percentage, determined after the application of the leveling procedure described below, multiplied by the Participant's Compensation, as determined for purposes of Paragraph 2.13. Under the leveling procedure, the Contribution Percentage of the Highly Compensated Participant with the highest such percentage is reduced to the extent required to enable the limitations of Paragraph 15.2(a) or 15.4(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Participant's Contribution Percentage to equal that of the Highly Compensated Participant with the next highest Contribution Percentage. This leveling procedure is repeated until the limitations of Paragraph 15.2(a) or 15.4(a) are satisfied. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Participant exceed the After-Tax Contributions and Matching Employer Contributions made on behalf of such Participant in any Plan Year.

     2.20 "Excess Salary Reduction Contributions" shall mean with respect to each Highly Compensated Participant, the amount equal to total Salary Reduction Contributions on behalf of the Participant (determined after the application of Paragraph 15.1(b) or 15.3(b) and prior to the application of the leveling procedure described in that section) plus any Qualified Nonelective Contributions made pursuant to Paragraph 15.1(d) or 15.3(d) minus the product of the Participant's Actual Deferral Percentage (determined

                                       6.

after application of Paragraph 15.1(b) or 15.3(b) and after the leveling procedure described below) multiplied by the Participant's Compensation, as determined under Paragraph 2.3. In accordance with the regulations issued under
Section 401(k) of the Code, Excess Salary Reduction Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Highly Compensated Participant with the highest such percentage shall be reduced to the extent required to enable the limitation of Paragraph 15.1(a) or 15.3(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitations of Paragraph 15.1(a) or 15.3(a) are satisfied.

     2.21 "Former Participant" shall mean a person whose active participation in the BIP shall have terminated by reason of death, Disability, retirement, transfer to an Affiliated Company or other affiliated entity that is not an Employer, termination of employment, or any other reason, but who still has a participating interest in the BIP.

     2.22 "Fund" shall mean the Trust Fund held by the Trustee in accordance with the Trust Agreement and, effective May 1, 1999, will consist of separate Funds as herein described. The Company or the appropriate Named Fiduciary shall have the authority, consistent with the terms of the Trust Agreement, to appoint a designated investment manager (as defined in ERISA Section 3(38)), who shall have the authority to invest and manage all or any part of the assets of the Funds. To the extent the Trustee is directed by the Committee or a designated investment manager, the Trustee may invest and reinvest in collective investment funds (as authorized by ERISA and any related governmental regulations and rulings) maintained by the Trustee for the investment of assets of employee benefit plans qualified under Section 401(a) and exempt under Section 501(a) of the Code whereupon the instrument or instruments establishing such collective investment funds, as amended from time to time, shall constitute a part of this BBIP with respect to any assets of the BIP which are invested in such funds.

          The Funds described herein also include amounts transferred from the VIP, which upon such transfer, were invested among the Funds as directed by each affected Participant.

          The Funds described herein include:

          (a) "Viacom Inc. Stock Fund" consists of Viacom Inc. common stock in Class B non-voting shares. The value of this fund is directly determined by the market value of Viacom B shares.

          (b) "Capital Research EuroPacific Growth Fund" invests in stocks of companies outside the U.S. The Capital Research EuroPacific Growth Fund presents a high level of risk.

                                       7.

          (c) "Putnam Voyager Fund" holds a portfolio of common stocks of companies which have potential for high capital growth. The fund is designed to offer above-average risk with above-average earnings potential.

          (d) "Putnam Investors Fund" invests in common stock of well-known, medium-to-large companies that have been industry leaders. These investments provide returns from dividends and capital appreciation over the long term. The fund is designed to offer above-average investment risk and above-average potential earnings.

          (e) "Putnam Growth and Income Fund" invests primarily in common stocks that offer potential for capital growth and current income. The fund is designed to offer moderate risk with moderate potential returns.

          (f) "George Putnam Fund" invests in a balanced portfolio of stocks and bonds that seeks to produce capital growth and current income. These investments are designed to offer moderate risk with moderate potential returns.

          (g) "Putnam Income Fund" invests in corporate and government bonds. This fund are designed to offer a lower level of risk with lower levels of potential earnings.

          (h) "Certus Interest Income Fund" seeks to preserve principal while offering a competitive and predictable rate of return. This fund is invested primarily in investment contracts issued and endorsed by insurance companies and banks in which the interest rate is fixed for the term of the contract.

     2.23 "Highly Compensated Participant" shall include those Employees who meet the definition of "Highly Compensated Employee" as determined under Section 414(q) of the Code and the regulations issued thereunder, as set forth herein. The term "Highly Compensated Employee" includes "Highly Compensated Active Employees" and "Highly Compensated Former Employees" and shall be determined as follows:

          (a) "Highly Compensated Active Employee" means an Employee described in Code Section 414(q) and the regulations thereunder, who performs services for the Company or an Affiliated Company during the Plan Year and is in one or more of the following groups:

                           (1)   Employees   who  at   any   time   during   the
                  Determination Year or the Look-Back Year were owners (as defined in Code Section 318) of more than five percent of the outstanding stock of the Company or an Affiliated Company, or stock possessing more than five percent of the total combined voting power of all stock of the Company and its Affiliated Companies.

                                       8.

                           (2) Employees who received Compensation during the Look-Back Year in excess of $80,000 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)).

                           The  determination  of  "Highly   Compensated  Active
                  Employee" may be made by the Company or an Affiliated Company on the basis of the "Top-Paid Group" election or the substantiation guidelines in accordance with such regulations, notices or other guidance issued under Code Section 414(q).

                  (b) The "Top-Paid Group" for any Determination Year or Look-Back Year shall include all Employees who are in the top twenty percent (20%) of all Employees on the basis of Compensation. For purposes of determining the number of employees in the "Top-Paid Group," the following Employees are disregarded:

                    (1) Employees who have not completed six months of service by the end of the year;

                    (2) Employees who normally work less than 17 1/2hours per week for the year;

                    (3) Employees who normally work during less than six months during any year;

                    (4) Employees who have not attained age 21 by the end of such year; and

                    (5) Employees who are nonresident aliens receiving no United States source income within the meaning of Sections 861(a)(3) and 911(d)(2) of the Code.

                  (c) A "Highly Compensated Former Employee" means an Employee who separated from service prior to the Determination Year, who performed no services for an Employer during the Determination Year, and who was a Highly Compensated Active Employee for either such Employee's separation year or any Determination Year ending on or after the Employee's 55th birthday.

                  (d) For purposes of determining Highly Compensated Employees, "Compensation" for a Determination Year or a Look-Back Year shall be determined in the same manner as "Earnings" in Paragraph 2.15 of the BIP, increased by pre-tax amounts described in Sections 125 and 402(e)(3) of the Code under plans maintained by the Company or similar amounts under plans maintained by an Affiliated Company.

                  (e) Notwithstanding the foregoing, the determination of Highly Compensated Participants may be made under the calendar year calculation election under the regulations issued pursuant to Code Section 414(q). In accordance with such election, if it is made by the Committee or its designee, each Look-Back Year calculation shall be based on the calendar year ending within the applicable Determination Year. Such election shall apply to all other plans maintained by an Affiliated Company. The Committee or its designee may elect to apply the calendar year election for any Plan Year.

Further, the Committee or its designee may elect to apply such other rules for determining Highly Compensated Employees, including substantiation guidelines, as issued pursuant to Code Section 414(q).

     2.24 "Hour of Service" shall mean each hour credited under Paragraph 4.2.

     2.25 "Leased Employee" shall mean any person as defined in Section 414(n)(2) of the Code.

     2.26 "Matchable Contributions" shall mean a Participant's Salary Reduction Contributions which are made pursuant to Paragraphs 5.1 and 5.3, with respect to which Matching Employer Contributions are made.

     2.27 "Matching Employer Contributions" shall mean contributions made by each Employer in accordance with Paragraph 5.7 and which are subject to the limitations of Article XV.

     2.28 "Merged Plan" shall mean the Blockbuster Entertainment Retirement and Savings Plan which was merged into the Viacom Investment Plan "VIP" effective December 31, 1995.Special provisions applicable to Participants who were participants in the Merged Plan and the VIP are set forth in Appendix A.

     2.29 "Parental Leave" shall mean, for purposes of determining Vesting Service under Paragraph 4.3, a period in which the Employee is absent from work immediately following her active employment because of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement. Parental Leave shall include such periods of leave described in the Family and Medical Leave Act of 1993 solely to the extent required thereunder.

     2.30 "Participant" shall mean an Employee who meets the eligibility requirements set forth in Article III herein and who has on file with the Company an authorization to withhold or reduce part of his Compensation as a periodic contribution to the BIP. Such term shall, if the context shall permit, include a Former Participant.

     2.31 "Payroll Period" shall mean the regular period (whether weekly or biweekly or semimonthly or otherwise) on which Compensation payments are based.

     2.32 "Plan Year" shall mean (i) for the initial Plan Year, the eight month period beginning on May 1, 1999 and ending on December 31, 1999, and (ii) for each subsequent Plan Year, the twelve-month period which begins on each January 1.

         2.33 "Predecessor Plan " shall mean the Viacom Investment Plan.

                                      10.

     2.34 "Qualified Nonelective Contributions" shall mean contributions that are made pursuant to Paragraphs 15.1(d), 15.2(c), 15.3(d) and 15.4(c), meet the requirements of Section 401(m)(4)(C) of the Code and the regulations issued thereunder, and which are designated as a Qualified Nonelective Contribution for purposes of satisfying the limitations of Paragraphs 15.1(a), 15.2(a), 15.3(a) or 15.4(a). Qualified Nonelective Contributions shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Salary Reduction Contributions under the BIP; provided, however, that Qualified Nonelective Contributions may not be withdrawn on account of financial hardship. If any Qualified Nonelective Contributions are made, the Company shall keep such records as necessary to reflect the amount of such contributions made for purposes of satisfying the limitations of Paragraphs 15.1(a), 15.2(a), 15.3(a) or 15.4(a). Qualified Nonelective Contributions may be taken into account for purposes of the limitations in Paragraphs 15.1(a), 15.2(a), 15.3(a) or 15.4(a) only if the nondiscrimination and plan aggregation conditions described in Treasury Regulation sections 1.401(m)-1(b)(5) and 1.401(k)-1(b)(5) and any other guidance issued thereunder are satisfied.

     2.35 "Rollover Contributions" shall mean contributions made by Participants in accordance with Paragraph 5.12.

     2.36  "Salary   Reduction   Contributions"   shall  mean  pre-tax  elective
contributions within the meaning of Section 401(k) of the Code and the regulations thereunder made by Participants in accordance with Paragraph 5.3. Salary Reduction Contributions are subject to the limitations of Article XV.

     2.37 "Severance Date" shall mean the date upon which service is severed as determined under Paragraphs 4.2 and 4.3.

     2.38 "Stock" shall mean any class of common or preferred stock of Viacom Inc., a Delaware corporation.

     2.39 "Trust Agreement" shall mean the trust agreement by and among the Employers and the Trustee, dated as of May 1, 1999, as the same may at any time and from time to time be amended.

     2.40 "Trustee" shall mean the Trustee acting under the Trust Agreement.

     2.41 "Unmatched Contributions" shall mean Salary Reduction Contributions and After-Tax Contributions made by Participants in accordance with Paragraphs
5.2 and 5.3, with respect to which Matching Employer Contributions are not made.

     2.42 "Valuation Date" shall mean, effective May 1, 1999, any day on which the New York Stock Exchange or any successor to its business is open for trading, or such other date as may be designated by the Committee.

                                      11.

         2.43 "Vesting Service" shall mean an Employee's service, as determined under Paragraph 4.3.

         2.44 "BIP" shall mean the Blockbuster Investment Plan as described herein and any amendment thereto.

         2.45 "Year of Eligibility Service" shall mean the period of Service as defined in Paragraph 4.2 which is used in determining an Employees' eligibility to participate in the BIP.

         2.46 "Year of Vesting  Service"  shall mean the period of  Service,  as
defined  in  Paragraph   4.3,   which  is  used  in  determining  an  Employee's
nonforfeitable right to Matching Employer Contributions.

                                      12.

                                   ARTICLE III
                          ELIGIBILITY FOR PARTICIPATION

         3.1        Eligibility:

                    (a) Each Employee in the employ of an Employer on April 30, 1999 who was a Participant in the VIP shall automatically continue to be a Participant in the BIP as of May 1, 1999.

                    (b)(i) Each other Full-Time Employee of an Employer will be eligible to become a Participant on the first day of the month in which he attains age 21 and completes one Year of Eligibility Service, provided that he is employed by an Employer at such time and he satisfies the requirements of Paragraph 3.2.

                    (ii) Each other Part-Time Employee of an Employer will be eligible to become a Participant on the first day of the month following the month in which she attains age 21 and completes one Year of Eligibility Service, provided that he is employed by an Employer at such time and he satisfies the requirements of Paragraph 3.2

                    (c) Notwithstanding the foregoing, the following persons are not eligible to participate under the BIP: (i) any Employee who is a non-resident alien of the United States for federal tax purposes, (ii) any Employee included in a group determined by the Board not to be eligible for participation in the BIP, (iii) any Employee included in a classification of hourly employees whose terms and conditions of employment are subject to the provisions of a collective bargaining agreement, unless the terms of the collective bargaining agreement provide for eligibility for participation in the BIP, (iv) any Employee of a foreign Employer who is a United States citizen, unless specifically determined by the Company to be eligible for participation in the BIP, (v) a Leased Employee, and (vi) any Employee who is a United States citizen who does not receive payment for services directly from the Company's United States based payroll, employees of employment agencies which are not an Affiliated Company, persons who perform services for the Company but who are not Company employees and persons whose services are rendered pursuant to written arrangements which expressly recite that the service provider is not eligible for participation in the Plan, including persons who qualify as "leased employees" under the Internal Revenue Service rules.

                    (d) The preceding notwithstanding, any Full-Time Employee or Part-Time Employee who has satisfied the applicable service requirements prior to commencing employment with the Employer by reason of prior service credited under Paragraph 4.1 will be eligible to become a Participant on the first day of his employment with the Employer.

                                      13.

     3.2 Method of Becoming a Participant: An eligible Employee may become a Participant (or resume participation in accordance with Paragraph 5.5) by making written application to participate in the BIP under the appropriate procedures prescribed the Committee. An Employee's participation will become effective as soon as is administratively practical following the date such election is received by the Committee.

     3.3 Reemployed Participants: An Employee who was a Participant in the VIP or who satisfied the requirements of Paragraph 3.1 but did not enroll under Paragraph 3.2 and whose employment with an Employer has terminated but who subsequently is reemployed shall again become a Participant or eligible to become a Participant on the first date on which he is reemployed by an Employer, satisfies the requirements of Paragraph 3.2 and, if such Employee is a Part-Time Employee, completes an Hour of Service. A Part-Time Employee who did not satisfy the requirements of Paragraph 3.1 and whose employment with an Employer has terminated shall, after a one-year Break in Service, be treated as a newly-hired Employee upon his reemployment by an Employer. A Part-Time Employee who did not satisfy the requirements of Paragraph 3.1 and whose employment with an Employer has terminated shall, if he is rehired before the end of a one-year Break in Service, be eligible to become a Participant in accordance with Paragraphs 3.1 and 3.2, with his Hours of Service being measured from his original date of hire. If a Full-Time Employee's Eligibility Service is severed prior to the completion of a Year of Eligibility Service, his period of Eligibility Service prior to severance shall be aggregated with his period of Eligibility Service subsequent to reemployment. If a Full-Time Employee's Eligibility Service is severed prior to the completion of a Year of Eligibility Service but he is reemployed within the 12 consecutive month period commencing on his Severance Date, the period of severance shall constitute Eligibility Service. In all such cases, Vesting Service for periods after reemployment shall be determined in accordance with the provisions of the Plan in effect during such reemployment.

     3.4 Events Affecting Participation. If a Participant is transferred to employment with an Affiliated Company, or any other business affiliated with the Company, that is not participating in the BIP, or is transferred to a classification of employment with the Company or an Affiliated Company that makes him ineligible to participate under Paragraph 3.1(c), his active participation under the BIP shall be suspended. During the period of his employment in such ineligible position, he shall not be eligible to have allocated to his account any contributions made under Paragraphs 5.1, 5.2, or 5.7.

                                      14.

                                   ARTICLE IV
                                     SERVICE

     4.1 Companies For Whom Credited. Except as otherwise provided, Service with respect to any Employee shall mean periods of employment with the Company, an Affiliated Company (on or after the date of affiliation unless determined otherwise by the Committee), and any predecessor corporation of an Employer, or a corporation merged, consolidated or liquidated into the Employer or a predecessor of the Employer, or a corporation, substantially all of the assets of which have been acquired by the Employer, if the Employer maintains a plan of such a predecessor corporation or corporation whose assets were acquired. If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with such a predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code.

          In all events, periods recognized in the VIP on behalf of a Participant shall be recognized as Eligibility Service and as Vesting Service, as appropriate, under the BIP on behalf of such Participant and in no event will a Participant be credited with less Eligibility Service or Vesting Service under the BIP than the service with which the Participant was credited under the terms of the VIP on April 30, 1999.

     4.2 Year of Eligibility Service:

          (a) Full-Time Employees: A Full-Time Employee's Eligibility Service shall be measured in years and days (with each consecutive 365 days of Service being equivalent to one Year of Eligibility Service) from the date on which employment commences with the Company or an Affiliated Company (including periods of employment credited pursuant to Paragraph 4.1) to the Employee's Severance Date. Except as may be provided in Paragraph 4.1 or Appendix A, for Employees who were employed by the Company or an Affiliated Company prior to May 1, 1999, Eligibility Service shall be equal to the sum of (1) the Employee's Eligibility Service as of April 30, 1999, credited under the provisions of the VIP as then in effect, plus (2) the Employee's Eligibility Service under this Paragraph 4.2(a), determined as if the Employee's date of hire were May 1, 1999. Eligibility Service shall include, by way of illustration but not by way of limitation, the following periods:

               (i) Any leave of absence from employment which is authorized by the Company, by an Affiliated Company or predecessor, or other employer described in Paragraph 4.1; and

               (ii) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer

                                      15.

described in Paragraph 4.1 within the period his or her reemployment rights are protected by law.

          Fractional years shall be disregarded; provided, however, that all Years of Eligibility Service prior to and subsequent to any period of severance shall be aggregated. Notwithstanding the foregoing, if an Employee's service is severed but he is reemployed within the 12 consecutive month period commencing on his Severance Date, the period of severance shall constitute Eligibility Service.

          A Full-Time Employee's "Severance Date" means the earlier of the date on which he resigns, retires, is discharged or dies, or the first anniversary of the date on which he is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, or leave of absence; provided, however, that if a Full-Time Employee is absent beyond such first anniversary date by reason of Parental Leave, his Severance Date shall be the second anniversary of the first date of such absence. The twelve-month period beginning on the first anniversary of the first date of such absence and ending on the second anniversary of such absence shall be a year of absence and shall not be credited to the Full-Time Employee as a Year of Vesting Service nor as a period of severance under the BIP. A one-year period of severance shall occur if a Full-Time Employee's employment is severed and the Full-Time Employee is not reemployed within the 12 consecutive month period commencing on his Severance Date.

          (b) Part-Time Employees A Part-Time Employee shall complete a Year of Eligibility Service if he completes at least 1,000 Hours of Service during the twelve consecutive month period beginning with the date the Part-Time Employee commences employment or re-employment with the Company or an Affiliated Company or during the Plan Year commencing within such twelve-month period or any Plan Year thereafter. No Eligibility Service is counted for any computation period in which an Employee completes less than 1,000 Hours of Service. For purposes of applying Paragraph 3.3 to any Part-Time Employee, a one-year Break in Service shall occur if an Employee completes less than 501 Hours of Service in any computation period. An "Hour of Service" means, with respect to any applicable computation period, the number of hours recorded on the Employee's time sheets or other records used by the Employer to record an Employee's time for which he is directly or indirectly compensated by an Employer or the number of hours for which the Employee is directly or indirectly compensated by an Affiliated Company, an other affiliated entity or a Predecessor Company if such Predecessor Company maintained a qualified plan which is continued by an Employer, but only if such service with an Affiliated or Predecessor Company or other affiliated entity otherwise meets the requirements of this section and only to the extent the Board of Directors by resolution specifically so determines, consistent with regulations adopted by the Secretary of the Treasury; provided that seven hours shall be credited for each calendar day which is a scheduled workday for the Employer, Affiliated Company, Predecessor Company or other affiliated entity, up to a total of 501 Hours of Service on account of any single continuous period during which the Employee performs no duties and for which the Employee is on:

                                      16.

          (i) an unpaid leave approved by the Employer, including a personal leave of absence, vacation leave, sick leave or disability leave approved by the Employer, provided he returns to Employment upon the expiration of such leave,

          (ii) unpaid jury duty, or

          (iii) unpaid military leave of absence in the Armed Forces of the United States arising from a compulsory military service law or a declared national emergency and as may be approved by the Board, provided the Employee returns to the employment of the Employer within 90 days (or such longer period as may be provided by law for the protection of re-employment rights) after his discharge or release from active military duty.

               The term Hour of Service shall also include each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed by an Employer. Such Hours of Service shall be credited to the Employee for the Plan Year or Years to which the award pertains.

               Hours of Service as defined above shall be computed and credited in accordance with paragraphs (b) and (c) of section 2530.200b-2 of the Department of Labor Regulations.

     4.3 Year of Vesting Service:

          A Full-Time or Part-Time Employee's Vesting Service shall be measured in years and days (with each consecutive 365 days of Service being equivalent to one Year of Vesting Service) from the date on which employment commences with the Company or an Affiliated Company (including periods of employment credited pursuant to Paragraph 4.1) to the Employee's Severance Date. Except as provided in Paragraph 4.1 or Appendix A, for Employees who were employed by the Company or an Affiliated Company prior to May 1, 1999, Vesting Service shall be equal to the sum of (1) the Employee's Vesting Service as of April 30, 1999, credited under the provisions of the VIP as then in effect, plus (2) the Employee's Vesting Service under this Paragraph 4.2(a), determined as if the Employee's date of hire were May 1, 1999. Vesting Service shall include, by way of illustration but not by way of limitation, the following periods:

          (a) Any leave of absence from employment which is authorized by the Company, by an Affiliated Company or predecessor, or other employer described in Paragraph 4.1; and

          (b) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer described in Paragraph 4.1 within the period his or her reemployment rights are protected by law.

                                      17.

                    Fractional years shall be disregarded; provided, however, that all Years of Vesting Service prior to and subsequent to any period of severance shall be aggregated. Notwithstanding the foregoing, if an Employee's Vesting Service is severed but he is reemployed within the 12 consecutive month period commencing on his Severance Date, the period of severance shall constitute Vesting Service.

                    An Employee's "Severance Date" means the earlier of the date on which he resigns, retires, is discharged or dies, or the first anniversary of the date on which he is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, or leave of absence; provided, however, that if an Employee is absent beyond such first anniversary date by reason of Parental Leave, his Severance Date shall be the second anniversary of the first date of such absence. The twelve-month period beginning on the first anniversary of the first date of such absence and ending on the second anniversary of such absence shall be a year of absence and shall not be credited to the Employee as a Year of Vesting Service nor as a period of severance under the BIP. A one-year period of severance shall occur if an Employee's employment is severed and the Employee is not reemployed within the 12 consecutive month period commencing on his Severance Date.

     4.4 Additional Service Credit:

          The Committee, in its sole discretion, may provide additional credit for purposes of determining Eligibility Service or Vesting Service, for periods not required to be credited under this Article IV.

                                      18.

                                    ARTICLE V
                                  CONTRIBUTIONS

     5.1 Matchable Contributions:

          (a) A Participant's Matchable Contributions shall mean those contributions made by his Employer as Salary Reduction Contributions (including any Salary Reduction Contributions which are recharacterized pursuant to Paragraph 15.1(c)), which may be in an amount equal to a stated whole percentage, as indicated in 5.1(b) below, of his Compensation, subject to Paragraph 5.14.

          (b) The amount of a Participant's Salary Reduction Contribution that is eligible to be Matchable Contributions, as a stated whole percentage of Compensation, is determined as a percentage of Prior Year Base Pay (as defined in subparagraph (c)) according to the following:

         Prior Year Base Pay                       Matchable Contribution
         -------------------                       ----------------------

         Up to $65,000                             1% to 6%
         More than $65,000                         1% to 5%

          (c) Solely for purposes of 5.1(b) above, a Participant's Prior Year Base Pay shall be determined as follows:

          (i) For Employees who become Participants on or prior to September 1 of a Plan Year, including the initial Plan Year:

               (A) for the initial Plan Year of participation, the Participant's annual rate of base pay as of September 1 of the preceding Plan Year, or if later, the date the Participant first became an Employee of an Employer.

               (B) For each subsequent Plan Year, the Participant's annual rate of base pay as of September 1 of the preceding Plan Year.

          (ii) For Employees who become Participants on or after October 1 of a Plan Year, including the initial Plan Year:

               (A) For the initial Plan Year of participation, the Participant's annual rate of base pay as of the date the Participant became an Employee of an Employer or, if later, September 1 of the preceding Plan Year.

               (B) For each subsequent Plan Year, the Participants' annual rate of base pay as of September 1 of the preceding Plan Year.

                                      19.

     5.2 Unmatched Contributions: A Participant's Unmatched Contributions shall mean (i) those contributions in excess of Matchable Contributions made by his Employer as Salary Reduction Contributions, that may be in an amount equal to a stated whole percentage that, when added to such Matchable Contributions, does not exceed 15% of his Compensation, and (ii) those contributions made by the Employee as After-Tax Contributions, that may be in an amount equal to a stated whole percentage from 1% to 15%, inclusively, of his Compensation. Notwithstanding the foregoing, in no event shall the contributions made under this Paragraph 5.2(i) and 5.2(ii), when added to the Participant's Matchable Contributions made under Paragraph 5.1, exceed 15% of the Participant's Compensation, subject to Paragraph 5.14.

         5.3 Election of Salary Reduction and After-Tax Contributions: Subject to Paragraphs 5.1 and 5.2, each Participant may authorize (pursuant to procedures prescribed by the Committee) his Employer to contribute Salary Reduction Contributions to the BIP on his behalf by payroll deduction, for each Payroll Period within an Accounting Period, which shall be designated as Matchable Contributions to the extent of the first 5% or 6%, whichever is applicable of his Compensation and which shall be designated as Unmatched
Contributions to the extent such amounts exceed 5% or 6%, whichever is applicable, of his Compensation for such Plan Year. Each Participant may, in addition to Salary Reduction Contributions, make an election (pursuant to procedures prescribed by the Committee) to contribute After-Tax Contributions to the BIP by means of payroll deduction for each Payroll Period in an Accounting Period. Such elections will be effective for the first Payroll Period next following the date the election is received by the Committee.

         5.4 Change in Amount or Form of Contributions: The percentage of Compensation designated by the Participant as his Salary Reduction Contributions or After-Tax Contributions will continue in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. A Participant, by making an election in the manner approved by the Committee (including changes made by telephonic instruction as prescribed by the Committee) may change the foregoing percentages at any time in the Plan Year, subject to the limitations herein. Any such change, including a complete suspension, will become effective as of the first Payroll Period practicable following the date such election is processed, and provided, further, that if a Participant's Salary Reduction Contributions or After-Tax contributions are reduced in accordance with Paragraph 15.1(b) or 15.2(b), such a reduction will become effective as of the first Payroll Period practicable which begins after the date such reduction is determined by the Committee. A Participant may not make a subsequent change in the amount or form of his or her contributions until 30 days have passed since the prior change.

         5.5 Suspension of Contributions: If a Participant elects to suspend his or her Matchable Contributions to the BIP in accordance with Paragraph 5.4, all Matching Employer Contributions to the Participant's Account will also be suspended.

                                      20.

         5.6 Cessation of Contributions: After-Tax Contributions and Salary Reduction Contributions of a Participant will cease to be effective with the Payroll Period that ends immediately prior to or coincident with:

          (a) the Participant's transfer to an Affiliated Company which is not an Employer or such other entity with which the Employer has an affiliation and that is designated by the Committee in its discretion, in which case the Participant's contributions shall be involuntarily suspended for the duration of his employment with such Affiliated Company or entity; if such an employee again becomes an eligible Employee and elects to become a Participant, he must follow the procedure outlined in Paragraph 3.2.

          (b) the Participant's termination of employment for any reason including retirement, death or Disability.

          (c) the Participant's withdrawal of amounts pursuant to Paragraph 8.1(e), but only to the extent required by such Paragraph.

         5.7 Matching Employer Contributions: During each Accounting Period, and subject to Paragraph 5.14, each Employer will contribute an amount equal to 50% of the Matchable Contributions to the BIP made during such Accounting Period on behalf of a Participant of such Employer. Such contributions shall not be limited by the current or accumulated profits of the Employers. In accordance with Paragraph 15.2(c) and 15.4(c), additional Matching Employer Contributions may be made in order to comply with the requirements of Paragraph 15.1(a) or 15.2(a).

         5.8 Remittance of Contributions to Trustee: Amounts deducted from payroll as After-Tax Contributions and Salary Reduction Contributions will be remitted to the Trustee as soon as such contributions can reasonably be segregated from the Employer's general assets but no later than the last day required by the Code and ERISA. Such amounts shall be credited to the Accounts of the respective Participants in accordance with such Participants' investment elections.

         5.9 Remittance of Matching Employer Contributions to Trustee: Matching Employer Contributions will be made in cash or in Stock, as determined by the Board, and as may be permitted by the terms of the Trust Agreement. Amounts contributed by the Employer will be remitted to the Trustee as soon as practicable after the end of a Payroll Period and the Trustee shall purchase Stock with the amounts so paid to it, and credit such amounts to the Viacom Stock Fund. The Committee shall credit such Stock to the Accounts of the respective Participants whose contributions are so paid to the Trustee.

         5.10 Refund of Matching Employer Contributions: All Matching Employer Contributions are hereby conditioned on them being allowed as a deduction for federal income tax purposes by the Employer. A Matching Employer Contribution shall be, as determined by the Committee, refunded to the Employer, used to reduce future Matching Employer Contributions or used to defray administrative expenses, if such contribution:

                                       21.

          (a) was made by a mistake of fact; or

          (b) was made conditioned upon the contribution being allowed as a deduction for federal income tax purposes and such deduction is disallowed, including any advance determination of disallowance pursuant to any guidance issued by the Internal Revenue Service.

         The permissible refund under (a) must be made within one year from the date the contribution was made to the BIP, and under (b) must be made within one year from the date of disallowance of the tax deduction.

     5.11 Additional Employer Contributions: If, with respect to any Plan Year, any Participant's Account is not credited with the amounts of Matchable Contributions, Unmatched Contributions, Matching Employer Contributions, Qualified Nonelective Contributions, if any, or earnings on any such contributions to which such Participant is entitled under the BIP, or if an error is made with respect to the investment of the assets of the Fund which error results in an error in the amount credited to a Participant's Account, and such failure is due to administrative error in determining or allocating the proper amount of such contributions or earnings, the Employer may make additional contributions to the Account of any affected Participant to place the affected Participant's Account in the position that would have existed if the error had not been made.

     5.12 Rollover Contributions:

          (a) A Participant may, with the approval of the Committee, make a Rollover Contribution. An Employee of an Employer who has not completed the eligibility requirements in Article III of the BIP may participate in the BIP solely for purposes of the rollover contribution provisions hereunder. The Trustee shall credit the amount of any Rollover Contribution to the Participant's Account, in accordance with the Participant's designation, as of the date the Rollover Contribution is made.

          (b) The term Rollover Contribution means the contribution of an "eligible rollover distribution" to the Trustee by the Employee on or before the sixtieth (60th) day immediately following the day the contributing Employee receives the "eligible rollover distribution" or a contribution of an "eligible rollover distribution" to the Trustee by the Employee or the trustee of another "eligible retirement plan" (as defined in Section 402(c)(8)(B) of the Code) in the form of a direct transfer under Section 401(a)(31) of the Code.

          (c) The term "eligible rollover distribution" means:

               (i) part or all of a distribution to the Employee from an individual retirement account or individual retirement annuity (as defined in Section 408 of the Code) maintained for the benefit of the Employee making the Rollover Contribution,

                                      22.

the funds of which are solely attributable to an eligible rollover distribution from an employee plan and trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code, (a "conduit IRA"); or

               (ii) part or all of the amount (other than nondeductible employee contributions) received by such Employee or distributed directly to this BIP on such Employee's behalf from an employee plan and trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a).

          In all events, such amount shall constitute an "eligible rollover distribution" only if such amount qualifies as such under Code Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the Employee from the distributing plan or conduit IRA other than any distribution: (1) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; (2) to the extent such distribution is required under Code Section 401(a)(9); (3) to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (4) that is made to a non-spouse beneficiary.

          (d) Once accepted by the Trust, an amount rolled over pursuant to this Paragraph 5.12 shall be credited to the Participant's Accounts, and invested in the Funds (other than the Viacom Inc. Stock Fund) in accordance with the Participant's directions for such amounts. Thereafter, such rolled over amounts shall be administered and invested in accordance with Articles VI and VII and subject to the distribution provisions set forth in Articles VIII, X and XI. The limitations of Article XV shall not apply to Rollover Contributions. All Rollover Contributions shall be made in cash and shall be fully vested. No
Matching Employer Contributions shall be made with respect to Rollover Contributions.

     5.13 Limitation on Contributions: Notwithstanding any other provisions of the BIP to the contrary, in no event may the contributions made to the BIP by or on behalf of any Participant in any Plan Year exceed the percentage elected under Paragraphs 5.1 and 5.2, and the percentage determined under Paragraph 5.7, multiplied by the Participant's Compensation not in excess of the annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder.

                                      23.

                                   ARTICLE VI
                              PARTICIPANT ACCOUNTS

         6.1 Valuation of Assets: As of each Valuation Date, the Trustee will determine the total fair market value of all assets then held by it in each Fund. Notwithstanding any other provision of the BIP, to the extent that Participants' Accounts are invested in mutual funds or other assets for which daily pricing is available ("Daily Pricing Media"), all amounts contributed to the Fund will be invested at the time of the actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes pursuant to Article VII shall be effective upon receipt by the Daily Pricing Media. The provisions of Paragraphs 6.2 and 6.3 shall apply only to the extent, if any, that assets of the Fund are not invested in Daily Pricing Media.

         6.2 Credits to Participant Accounts: Each Participant's Account will be credited with all contributions made by him or on his behalf as well as amounts transferred to the BIP on his behalf. Except as provided in Paragraph 6.1, the Accounts of each Participant will also be credited, as of each Valuation Date, with the Participant's share of the net investment income and any realized and unrealized capital gains of the Funds that occurred since the last Valuation Date. Such Participant's share of such income will be that portion of the total net investment income and capital gains of each such Fund which bears the same ratio to such total as the balance of his Participant Accounts attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

         6.3 Debits of Participant Accounts: The Accounts of each Participant will be debited with the amount of any withdrawal made by him pursuant to
Article VIII, and with the amount of any distribution made to him or on his behalf pursuant to Articles X and XI. The Accounts of each such Participant will also be debited, as of each Valuation Date, with the Participant's share of any realized and unrealized losses, including capital losses, of the Funds that occurred since the last Valuation Date. The Participant's share of any realized and unrealized losses, including capital losses, will be that portion of the total realized and unrealized losses of each such Fund which bear the same ratio to such total as the balance of his Participant Account attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

         6.4 Statement of Participant Accounts: As soon as practicable after the completion of a Plan Year or as often as the Committee shall direct, an individual statement will be issued to each Participant showing the value of his Accounts in the Funds, and the outstanding balance due his Loan Subaccount.

                                      24.

                                   ARTICLE VII
                           INVESTMENT OF CONTRIBUTIONS

         7.1  Investment  of  Salary  Reduction   Contributions   and  After-Tax
Contributions: Each Participant will direct, at the time he elects to become a Participant under the BIP, that his Salary Reduction Contributions, his After-Tax Contributions, and his Rollover Contributions, if any, be invested in multiples of 5% in any of the Funds. After a Participant's initial investment of Rollover Contributions, such amounts shall be treated as Salary Reduction Contributions for investment purposes.

         7.2 Investment of Matching Employer Contributions: Matching Employer Contributions will be invested in the Viacom Inc. Stock Fund.

         7.3 Change in Investment Election for Current Contributions: Any change in the Participant's initial investment election under Paragraph 7.1 as to his future Salary Reduction Contributions and After-Tax Contributions shall be made in such manner as determined by the Committee (including changes made by telephonic instructions under terms prescribed by the Committee) and within the limits of Paragraph 7.1, and shall be effective as soon as administratively practicable following the date on which the new election is received by the Trustee.

         7.4 Change in Investment Election for Prior Contributions: A Participant may change his investment election as to his prior Salary Reduction Contributions and After-Tax Contributions, in such manner as determined by the Committee (including changes made by telephonic instructions under terms prescribed by the Committee), to be effective as soon as administratively practicable following the date on which the new election is processed.

         7.5  Special   Investment   Elections:   The  Committee  may  authorize
Participants to change their investment elections at times other than those specified in Paragraphs 7.3 and 7.4 if the Committee, in its discretion, deems such changes necessary or desirable. In the event the Committee authorizes such changes, it shall prescribe non-discriminatory rules with respect to the timing and effect of such elections.

         7.6 Fiduciary Responsibility for Investments: The BIP is intended to constitute a plan described in ERISA Section 404(c). To the extent permitted under ERISA, the Trustee, Committee, and all other BIP fiduciaries are relieved of liability for any losses that are the direct and necessary result of all investment instructions given by a Participant or Beneficiary. The Committee and, in accordance with any appropriate direction from the Committee, the Trustee or their designees shall provide information to Participants consistent with ERISA Section 404(c) and the regulations and other guidance issued thereunder.

                                      25.

                                  ARTICLE VIII
                          WITHDRAWALS DURING EMPLOYMENT

         8.1   Withdrawals   of  Salary   Reduction   Contributions,   After-Tax
Contributions,   Matching  Employer  Contributions,   Transferred  Amounts,  and
Rollover Contributions:

                    A Participant who has not terminated employment may elect to withdraw amounts attributable to Salary Reduction Contributions, After-Tax Contributions, Matching Employer Contributions, Rollover Contributions and certain amounts transferred to the BIP, including amounts transferred into the BIP from the Merged Plan, and earnings thereon, less the amount of any outstanding loan, in accordance with the provisions of this Article VIII, and according to the order in which subparagraphs (a) through (e) are presented, as the amounts described in each successive subparagraph are exhausted. The minimum amount for any single withdrawal, other than a withdrawal on account of financial hardship, is $500. There is no minimum amount for hardship withdrawals.

         (a)        Withdrawals of After-Tax Contributions:

                    A Participant may elect once each Plan Year to withdraw up to 100% of his Account attributable to After-Tax Contributions (but excluding any Salary Reduction Contributions which are recharacterized as After-Tax Contributions pursuant to Paragraph 15.1(c) or 15.2(c)) and the earnings thereon. Any such withdrawals shall be made in the following order, as the amounts described in each successive subparagraph are exhausted:

                                     (i) An  amount  equal to all or part of the
                    Participant's before-1987 After-Tax Contributions to the extent required to exhaust such amounts; provided, however, that if the value of all amounts attributable to After-Tax Contributions plus earnings thereon is less than the net amount of before-1987 After-Tax Contributions, no more than such value may be withdrawn.

                                     (ii) An amount  equal to all or part of the
                    Participant's post-1986 After-Tax Contributions, and a pro rata portion of the earnings on such after-1986 After-Tax Contributions to the extent required to exhaust such amounts, but no more than the current value of all After-Tax Contributions in the event such value is less than the net amount of such post-1986 After-Tax Contributions.

                                     (iii) An amount equal to all or part of the
                    earnings on the Participant's before-1987 After-Tax Contributions to the extent required to exhaust such amounts.

                                      26.

         (b)        Withdrawals of Transferred Amounts or Rollover
                    Contributions:

                                     (i)  A  Participant  who  has  had  amounts
                    transferred to the BIP from the Viacom Employee Stock Ownership Plan, may elect once each Plan Year to withdraw such transferred amounts and the earnings thereon.

                                     (ii) A  Participant  who has made  Rollover
                    Contributions to the BIP may elect once each Plan Year to withdraw up to 100% of such Rollover Contributions and earnings thereon.

         (c)        Withdrawals of Matching Employer Contributions:

                                     (i) A Participant  who has  participated in
                    the VIP or the BIP for at least 5 years may elect once each Plan Year to withdraw up to 100% of is Matching Employer Contributions and the earnings thereon.

                                     (ii) A Participant who has  participated in
                    the VIP or the BIP for less than 5 years may elect once each Plan Year to withdraw up to 100% of the Matching Employer Contributions to the extent vested pursuant to Paragraph
                    10.2 which were remitted to the Trustee at least 2 years previously, and the earnings thereon.

                                     (iii)  In  addition   to  the   withdrawals
                    permitted pursuant to subparagraphs (i) and (ii) above, a Participant may elect once each Plan Year to withdraw up to 100% of the vested portion of his Matching Employer Contributions to the extent necessary to satisfy a financial hardship, as defined in Paragraph 8.1(e); provided that no suspension of Salary Reduction and After-Tax Contributions in Paragraph 8.1(e) shall apply.

                                     (iv) If a Participant who is less than 100%
                    vested  in  his  or  her  Matching  Employer   Contributions
                    receives a withdrawal of Matching Employer Contributions pursuant to this Paragraph 8.1(c), then until such time as the Participant incurs a period of five consecutive one year Breaks in Service or receives a distribution of his or her entire vested Account Balance after termination of employment, the vested portion of the Participant's Account Balance at any point in time following the withdrawal shall be equal to the amount determined under the formula P (AB+D)
                    - D, where P is the Participant's vested percentage at such time, AB is the Participant's Account Balance at such time, and D is the amount of all withdrawals of Matching Employer Contributions previously received by the Participant.

                                      27.

           (d) Withdrawals of Salary Reduction Contributions after attainment of age 59 1/2:

                    A  Participant  who has  attained  age 59 1/2 may elect once each Plan Year to withdraw up to 100% of the Salary Reduction Contributions made to the BIP on his behalf (including recharacterized Salary Reduction Contributions and Qualified Nonelective Contributions treated as Salary Reduction Contributions, if any), and the earnings thereon.

           (e) Withdrawals of Salary Reduction Contributions on account of financial hardship:

                    Upon submission of satisfactory evidence by a Participant of a financial hardship, as defined in this Paragraph, the Committee may direct distribution of part or all of the value of such Participant's Salary Reduction Contributions, and earnings thereon, but only to the extent required to relieve such financial hardship, taking into account such additional amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. No such withdrawal shall be permitted unless the Participant has previously or concurrently withdrawn all amounts otherwise available to him under this Paragraph 8.1. In no event may the Committee direct that such a withdrawal be made to the extent the financial hardship may be relieved from other resources that are reasonably available to the Participant.

                    A Participant shall be deemed to have no other resources reasonably available if: (i) the Participant has obtained all withdrawals and distributions currently available to the Participant under the BIP and all other qualified defined contribution plans maintained by the Company or an Affiliated Company; (ii) the Participant has obtained all nontaxable loans reasonably available under the BIP and all other qualified defined contribution plans maintained by the Company or an Affiliated Company, to the extent taking such loan would alleviate the immediate and heavy financial need and only to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need; (iii) the
         Participant agrees to cease all Salary Reduction Contributions and After-Tax Contributions under the BIP as well as all similar contributions to all other qualified defined contribution and non-qualified deferred compensation plans maintained by the Company or an Affiliated Company for a period of at least twelve months from the date of the hardship withdrawal, and (iv) the amount of pre-tax elective contributions under all qualified defined contribution plans maintained by the Company or an Affiliated Company for the year following the year of the withdrawal are limited in accordance with regulations issued under Section 401(k) of the Code.

                                      28.

         For purposes of this Paragraph 8.1(e), the term "financial hardship" shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 401(k) of the Code and, to the extent permitted by such authorities, shall be limited to any financial need arising from:

                    (1) medical expenses (as defined in Section 213(d) of the Code previously incurred by the Participant or a Participant's spouse or dependent or expenses necessary for these persons to obtain medical care (as defined in Section 213(d) of the Code) which, in either case, are not covered by insurance,

                    (2) expenses relating to the payment of tuition and related educational fees, including room and board, for the next twelve months of post-secondary education of a Participant, his spouse or dependent,

                    (3) expenses directly relating to the purchase (excluding mortgage payments) of a primary residence for the Participant,

                    (4) expenses relating to the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or

                    Hardship  withdrawals shall be paid in a single cash payment and on a pro-rata  basis from the Funds  (other  than the Viacom  Stock
         Fund) in which the Participant's Account is invested. For any withdrawal under this Paragraph 8.1(e), the portion of the Participant's Account attributable to Salary Reduction Contributions that is available for withdrawal shall not exceed the lesser of: (i) the value of such Salary Reduction Contributions as of December 31, 1988 (taking into account earnings and losses attributable to such amounts), plus the total amount of the Participant's Salary Reduction Contributions that are made after December 31, 1988, or (ii) the value of all Salary Reduction Contributions (taking into account earnings and losses attributable to such amounts).

         8.2 Withdrawal Procedures: A Participant, by filing a written request in accordance with such rules as required by the Committee, may elect to withdraw amounts pursuant to Paragraph 8.1. Such withdrawals shall be subject to the following:

                    (a) All requests for withdrawals shall be reviewed by the Committee or its designee. Each approved withdrawal application shall be forwarded by the Committee to the Trustee as soon as practicable after Committee approval. Withdrawals shall be paid as soon as practicable after the Valuation Date on which proper payment instructions are received by the Trustee, based on the amount specified in the Participant's request

                                      29.

and the amount available for withdrawal in the Participant's Accounts. Earnings and losses will not be credited on the amounts to be withdrawn after the applicable Valuation Date.

                    (b) All withdrawals shall be paid in a cash lump sum.

                    (c) Notwithstanding anything herein to the contrary, and in the absence of express approval by the Committee, no withdrawal may be made by a Participant during the period in which the Committee is making a determination of whether a domestic relations order affecting the Participant's Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Participant's Account, it may prohibit such Participant from making a withdrawal until the alternate payee's rights under such order are satisfied.

         8.3 Funds to be Charged with Withdrawal: Distributions will be made out of the Participant's interest in each of the Funds in proportion to the Participant's interest in these Funds. Notwithstanding the foregoing, withdrawals of Matching Employer Contributions shall be charged only to the Viacom Inc. Stock Fund, and shall be paid in a cash lump sum.

         8.4 Frequency of Withdrawals: Except in the case of a financial hardship withdrawal under Paragraph 8.1(e) and a withdrawal of Matching Employer Contributions under Paragraph 8.1(c) on account of financial hardship, each Participant may elect only one withdrawal from the BIP in any Plan Year. A
Participant may elect to withdraw amounts on account of a financial hardship under Paragraph 8.1(e) and a withdrawal of Matching Employer Contributions under Paragraph 8.1(c) on account of financial hardship at any time during the Plan Year.

                                      30.

                                   ARTICLE IX
                                PARTICIPANT LOANS

         9.1 Loan Subaccounts: Loans from the BIP may be made to all Participants and Beneficiaries who are "parties in interest" within the meaning of ERISA Section 3(14), and to Employees who have made Rollover Contributions to the BIP but who have not met the age and service eligibility requirements of
Article III. Such individuals are referred to herein as "Eligible Borrowers." Within each Eligible Borrower's Account, there shall be maintained a Loan Subaccount solely for the purpose of effecting loans from the Eligible Borrower's Account to the Eligible Borrower.

         9.2 Eligibility for Loans:

                    Only one loan under the BIP may be outstanding at any time for each Eligible Borrower. After a loan is repaid in full, an Eligible Borrower may not obtain another loan for a period of one month from the date of repayment. If, on May 1, 1999, an Eligible Borrower has a loan outstanding as a result of his or her participation in the VIP, such Eligible Borrower may not obtain a loan from the BIP until all such prior loans are repaid in full.

         9.3 Availability of Loans:

                    (a) Application for a loan must be made to the Committee or its delegate in the manner prescribed by the Committee. The decisions by Committee representatives on loan applications shall be made on a reasonably equivalent, uniform and nondiscriminatory basis and within a reasonable period after each loan application is received. Notwithstanding the foregoing, the Committee representatives may apply different terms and conditions for loans to Eligible Borrowers who are not actively employed by an Employer, or for whom payroll deduction is not available, based on economic and other differences affecting the individuals' ability to repay any loan.

                    (b) Notwithstanding anything herein to the contrary, and in the absence of express approval by the Committee, no loan shall be made to an Eligible Borrower during a period in which the Committee is making a determination of whether a domestic relations order affecting the Eligible Borrower's Accounts is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Eligible Borrower's account, it may prohibit such Eligible Borrower from obtaining a loan until the alternate payee's rights under such order are satisfied.

                                      31.

         9.4 Amount of Loan:

                    A BIP loan shall be derived from the Eligible Borrower's vested interest in his Accounts, determined as of the Valuation Date on which the Trustee receives proper loan disbursement instructions which shall be forwarded to the Trustee by the Committee or its designee as soon as practicable after its review and approval of the loan application. Loans shall be made in increments of $100, rounded down to the nearest $100. The minimum loan available is $500. The maximum loan available is the lesser of 50% of the Eligible Borrower's vested interest in his Accounts or $50,000 (determined by aggregating loans from all qualified defined contribution plans of the Company or Affiliated Company), reduced by the highest aggregate outstanding balance of all plan loans from all defined contribution plans of the Company or any Affiliated Company to such Eligible Borrower during the twelve-month period ending on the day before the loan is made.

         9.5 Terms of Loan:

                    (a) A loan shall be secured by a lien on the Eligible Borrower's interest in the BIP, to the maximum extent permitted by the relevant provisions of the Code, ERISA, and any regulations or other guidance issued thereunder.

                    (b) The interest rate on a loan shall be established by the Committee or its duly authorized delegate on the date that the loan is approved by a Committee representative and shall be equal to 1% above the annual prime commercial rate as published in the Wall Street Journal on the first day of the calendar quarter during which such loan application is approved.

                    (c) Subject to Paragraph 9.6, the principal amount and interest on a loan shall be repaid no less frequently than quarterly by level payroll deductions during each Payroll Period in which the loan is outstanding. Unless the loan is used within a reasonable time for the purpose of acquiring the principal residence of the Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 60 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the BIP. If the loan is to be used within a reasonable time for the purpose of acquiring the principal residence of the Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 300 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the BIP.

                    (d) Each loan shall be evidenced by a promissory note, evidencing the Eligible Borrower's obligation to repay the borrowed amount to the BIP, in such form and with such provisions consistent with this Article IX as is acceptable to the Trustee. All promissory notes shall be deposited with the Trustee.

                                      32.

                    (e) Under the terms of the loan agreement, a Committee representative may determine a loan to be in default, and may take such actions upon default, in accordance with Paragraph 9.7.

                    (f) If an Eligible Borrower is transferred from employment with an Employer to employment with an Affiliated Company or another entity affiliated with the Employer as the Committee in its discretion may determine, he shall not be treated as having terminated employment and the Committee shall make arrangements for the loan to be repaid in accordance with the loan agreement. For this purpose, the Committee may, but is not required to, authorize the transfer of the loan to a qualified plan maintained by such Affiliated Company. In the absence of such arrangements, the loan shall be deemed to be in default, and shall be subject to the provisions of Paragraph 9.7.

         9.6 Distribution and Repayment of Loan:

                    (a) The loan proceeds shall be transferred to the Eligible Borrower's Loan Subaccount by the Trustee and shall be derived from the Eligible Borrower's interest in the Funds on a pro rata basis. Amounts transferred to such Subaccount shall reflect the value of the Eligible Borrower's interest as of the Valuation Date on which such transfer shall occur. The loan proceeds shall be distributed from the Loan Subaccount to the Eligible Borrower on the same day as they are received by the Loan Subaccount.

                    (b) Repayments of BIP loans shall be made to the Eligible Borrower's Loan Subaccount. Such repayments shall be immediately transferred from the Loan Subaccount and credited to the Eligible Borrower's Accounts and invested in the Funds in the same proportions as his current contributions are invested, as soon as practicable after they are received by the Loan Subaccount. After a loan has been outstanding for six consecutive months, Eligible Borrowers may prepay the entire amount due under the loan at any time without penalty. Notwithstanding the foregoing, a loan may provide that no payments will be made for the duration of a calendar year in which an Eligible Borrower is on leave without pay; provided that if an Eligible Borrower commences such a leave during the last quarter of a year, the loan may provide that payments need not recommence until the end of the calendar year after the year in which the leave occurs.

         9.7 Events of Default and Action Upon Default:

                    (a) In the event that an Eligible Borrower does not repay the principal with respect to a BIP loan at such times as are required by the terms of the loan, such loan shall be in default and the unpaid balance of the loan, together with interest thereon shall become due and payable. Further, upon an Eligible Borrower's termination of employment (including by reason of retirement, disability, death or the sale of the business at which such individual is employed, whether or not the sale is a distributable event under Code Section 401(k) and the regulations thereunder), such loan shall be in

                                      33.

default. If, before a loan is repaid in full, a distribution is required to be made from the BBIP to an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d) of ERISA) and the amount of such distribution exceeds the value of the Eligible Borrower's interest in the BIP less the amount of such outstanding loan, the unpaid balance thereon, shall become immediately due and payable. The Trustee shall satisfy the indebtedness to the BIP before making any payments to the Eligible Borrower or any alternate payee. In addition to the foregoing, the loan agreement may include such other events of default as the Committee shall determine are necessary or desirable.

                    (b) Upon the default of any Eligible Borrower, the Committee or its designate in its discretion, may direct the Trustee to take such action as the Committee or its designate may reasonably determine to be necessary in order to preclude the loss of principal and interest, including:

                         (i) demand  repayment of the outstanding  amount on the
loan (including principal and accrued interest) or, if the loan is not repaid or if other repayment arrangements are not established:

                         (ii)  cause  a  foreclosure  of the  loan to  occur  by
distributing the promissory note to the Eligible Borrower or otherwise reducing the Eligible Borrower's Account by the value of the loan. For these purposes, such loan shall be deemed to have a fair market value equal to its face value reduced by any payments made thereon by the Eligible Borrower. In the event of any default, the Eligible Borrower's prior request for a loan shall be treated as the Eligible Borrower's consent to an immediate distribution of the promissory note representing a distribution of the unpaid balance of any such loan. The loan agreement shall include such provisions as are necessary to reflect such consent. In all events, however, to the extent a loan is secured by Salary Reduction Contributions, no foreclosure on the Eligible Borrower's loan shall be made until the earliest time Salary Reduction Contributions may be distributed without violating any provisions of Code Section 401(k) and the regulations issued thereunder.

                                      34.

                                    ARTICLE X
                      VESTING AND TERMINATION OF EMPLOYMENT

         10.1   Matchable,   Unmatched,   Qualified   Nonelective  and  Rollover
Contributions: A Participant shall be fully vested at all times in the portion of his Account attributable to Matchable Contributions, Unmatched Contributions, Qualified Nonelective Contributions, and Rollover Contributions.

         10.2 Matching Employer Contributions:

               (a) Each Participant shall become vested in Matching Employer Contributions in accordance with the following schedule:

         Years of Completed                                           Vested
         Vesting Service                                            Percentage
         ---------------                                            ----------
              Less Than 1                                               0%
              1 - 2                                                    20%
              2 - 3                                                    40%
              3 - 4                                                    60%
              4 - 5                                                    80%
              5 or more                                               100%

                    (c) Notwithstanding the foregoing, a Participant shall become fully vested in Matching Employer Contributions if such Participant attains age 65 or incurs a Disability while actively employed or terminates employment due to normal, early, or postponed retirement (determined under the terms of any tax-qualified defined benefit plan maintained by the Employer), death, or Disability.

               10.3 Forfeitures:

                    (a) Termination of Employment and Distribution Made. If a Participant terminates employment prior to the date on which he is fully vested in his Account and receives a distribution of such Account, the non-vested portion of his Account shall be forfeited and used as soon as practicable after any Accounting Period (but not later than as of the last day of the Plan Year in which the forfeiture occurs) to reduce future Matching Employer Contributions, to defray administrative expenses of the BIP to correct an error made in allocating amounts to Participant's Accounts or resolve any claim filed under the BIP in accordance with Paragraph 12.6, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

                                      35.

                    (b) Restoration of Account Balance. If an amount of a Participant's Account has been forfeited in accordance with Paragraph (a) above, that amount shall be subsequently restored to his Account provided (i) he is reemployed by an Employer before he has a period of five consecutive one-year Breaks in Service, and (ii) he repays to the BIP within five (5) years of his reemployment a cash lump sum payment equal to the full amount distributed to him from the BIP on account of his termination of employment. Any amounts to be restored by an Employer to a Participant's Account shall be taken first from any forfeitures which have not as yet been applied against Matching Employer Contributions or administrative expenses and if any amounts remain to be restored, the Employer shall make a special contribution equal to those amounts.

                    (c) Termination of Employment and No  Distribution  Made. If
(i) a Participant terminates employment prior to the date on which he is fully vested in his Accounts, (ii) the total value of his vested interest in his Accounts in this Plan exceeds $5,000, (iii) he does not consent to receive a distribution of such Accounts, and (iv) he is not reemployed by an Employer before the end of five consecutive one-year Breaks in Service, the non-vested portion of his Accounts shall be forfeited as of the close of the fifth one year Break in Service and used, not later than as of the last day of the Plan Year in which the forfeiture occurs, to reduce future Matching Employer Contributions, to defray administrative expenses of the BIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

                    (d) Lost Participants or Beneficiaries. If a Participant or Beneficiary cannot be located by reasonable efforts of the Committee within a reasonable period of time after the latest date such benefits are otherwise payable under the BIP, the amount in such Participant's Accounts shall be forfeited and used, not later than as of the last day of the Plan Year in which the forfeiture occurs, to reduce future Matching Employer Contributions, to defray administrative expenses of the BIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b). Such forfeited amount shall be restored (without earnings) if, at any time, the Participant or Beneficiary who was entitled to receive such benefit when it first became payable shall, after furnishing proof of their identity and right to make such claim to the Committee, file a written request for such benefit with the Committee.

                                      36.

                                   ARTICLE XI
                   PAYMENT OF BENEFITS OTHER THAN WITHDRAWALS

         11.1 Forms of Payment: Upon a Participant's termination of employment for any reason or Disability, he (or, in the event of his death, his Beneficiary) shall be entitled to receive a distribution of his vested interest in his Accounts in accordance with the provisions of this Article XI. Subject to Paragraphs 11.3, 11.4, 11.7, and, in the case of distributions on account of Disability, 11.8, any Participant may, not more than ninety days before the date an amount is to be paid from the BIP, file with the Committee an election to have his benefit paid to him (or, in the event of his death, to his Beneficiary) in accordance with the options described in sections (a) and (b) of this Paragraph 11.1:

                    (a) In such manner of annual installments, not in excess of twenty, as such Participant shall so elect, and, in the event of his death prior to the receipt of all such installments, the balance of such installments to his Beneficiary; provided however, that payments shall not extend over a period exceeding the period over which payments may be made pursuant to Section 401(a)(9) of the Code and the regulations and other guidance thereunder; and provided, further, that the Beneficiary may elect, as soon as practicable after the Participant's death, to have the balance of the Participant's benefit paid to the Beneficiary in a single payment.

                    (b)      In a single payment.

                    Notwithstanding the foregoing, upon the death of a Participant who has not designated a form of payment for his Beneficiary, payment shall be made to his Beneficiary in the form of a single sum cash payment.

         11.2 Modification or Revocation of Form of Payment Election: A Participant may, not more than ninety days before an amount is to be paid from the BIP, modify or revoke any form of payment specified in Paragraph 11.1 theretofore made by him. Notwithstanding anything in this Plan to the contrary, a Former Participant who elected to receive his or her BIP distribution in the form of installment payments, and whose installment payments have commenced, may not modify or revoke his or her decision to receive such installment payments.

         11.3 Stock Election: If the total value of a Former Participant's Accounts in this Plan exceeds $5,000, such a Former Participant may, not less than thirty days before the date his entire interest in the BIP is to be paid or commence to be paid, or such other date that the Committee approves, file with the Committee an election to have that portion of his benefit consisting of the value of the Stock and cash credited to his Account and invested in the Viacom Inc. Stock Fund paid to him (or, in the event of his death, to his Beneficiary), to the extent possible, in shares of Stock (in lieu of cash). Any such Participant may also, not less than thirty days before the date his entire interest in the BIP is to be paid or commence to be paid, revoke any such election theretofore made by him.

                                      37.

         11.4 Consent Requirements: If the value of a Former Participant's Accounts in this Plan does not exceed $5,000, such amount shall be paid to him (or, in the event of his death, to his Beneficiary) in a single cash payment as soon as practicable thereafter. If the value of such a Former Participant's Accounts in this Plan, is greater than $5,000, payment of the value of such a Participant's Accounts, determined in accordance with Paragraph 11.5, shall be made in the form of payment elected by the Participant as soon as practicable after the earliest of: (a) the Participant's attainment of age sixty-five (65) if he terminates employment before attaining age sixty-five (65); (b) the Participant's death; (c) the date as of which the recipient consents to a distribution (which distribution may not be scheduled to commence (i) earlier than 30 days after the Participant receives information regarding such distribution and (ii) later than ninety days after such Participant elects to receive the distribution); or (d) the date required by Paragraph 11.7. Notwithstanding the foregoing, distribution of a Participant's account under the Plan may occur prior to thirty (30) days after the Participant receives information regarding such distribution, provided (i) the Committee or its delegate informs the Participant that he has a right to a period of at least thirty (30) days after receiving the information to consider the decision of whether to receive an immediate distribution; and (ii) the Participant, after receiving the information, affirmatively elects to receive an immediate distribution.

         Notwithstanding anything herein to the contrary, in no event may a Former Participant elect to receive a payment of his Accounts in any form of payment other than those specified in Paragraph 11.1. All distributions under this Article XI shall be made by the Trustee only after the Trustee receives approval for such distribution from the Committee or its designee. The Participant must submit to the Committee such election and distribution forms as required by the Committee. The Committee shall review such forms and, upon approval of the distribution request, forward payment instructions to the Trustee as soon as practicable thereafter.

         11.5 Valuation and Payment Procedures for Lump Sum Payments:

                    (a) No Stock Election in Effect: If a Former Participant shall have elected to receive payment in the form of a single sum cash payment, or if payments are to be made to a Former Participant's Beneficiary in the form of a single sum cash payment, the Former Participant's Accounts shall be valued as of the Valuation Date proper payment instructions are received by the Trustee and such amount shall be paid to the Former Participant or Beneficiary in cash as soon as practicable thereafter. To the extent amounts in such Former
Participant's Account are credited to the Viacom Stock Fund on such Former Participant's behalf, the shares of Stock held in such Fund and credited to such Former Participant's Account shall be sold as soon as practicable after the applicable Valuation Date and the proceeds of such sale shall be distributed as a part of such single sum distribution.

                                      38.

                    (b) Stock Election in Effect: If a Former Participant shall have elected to receive payment in the form of a single sum payment, or if payments are to be made to a Former Participant's Beneficiary in the form of a single sum payment, and such Former Participant shall have made a Stock election in accordance with Paragraph 11.3, the Former Participant's Accounts shall be valued as of the Valuation Date proper payment instructions are received by the Trustee. To the extent amounts in such Former Participant's Accounts are credited to the Viacom Stock Fund on such Former Participant's behalf, such Former Participant, or his Beneficiary, shall receive a distribution as soon as practicable after the applicable Valuation Date of the entire number of whole shares of Stock in his Accounts credited to the Viacom Stock Fund, plus cash for any remaining amounts credited to the Viacom Stock Fund on behalf of such Former Participant as of the applicable Valuation Date. The remainder of the Former Participant's Accounts shall be distributed to the Former Participant or Beneficiary in a single cash sum as soon as practicable after the applicable Valuation Date.

           11.6 Valuation and Payment Procedures for Installment Payments: If a Former Participant shall have elected to receive payment in the form of installment payments, the Former Participant's Accounts shall be valued as of the Valuation Date proper payment instructions are received by the Trustee. Such Accounts shall continue to be valued as of the Valuation Date on which each subsequent installment payment is to be made. Such Accounts shall continue to be so valued to and including the Valuation Date as of which such Former Participant's benefit shall have been paid in full if installment payments continue or to and including the Valuation Date coincident with the date the Trustee is notified of such Former Participant's death if such Participant's Beneficiary elects to have the remaining installments paid in a single payment, as the case may be. Notwithstanding anything herein to the contrary, the amount distributed for each installment shall be paid proportionately from the specific investment Funds in which the Former Participant's Accounts are invested.

                    (a) No Stock Election in Effect: If a Stock election of such Former Participant shall not be in effect:

                    (i) Such Former Participant's interest in the Funds, including the value of the Stock and cash then credited to the Viacom Stock Fund on such Former Participant's behalf shall be determined as of the applicable Valuation Date.

                    (ii) An installment payment shall be paid to such Former Participant or his Beneficiary, as the case may be, in an amount equal to that fraction of the respective amounts determined pursuant to the provisions of Subsection (i) of this Subparagraph, the numerator of which shall be one and the denominator of which shall be the total number of installments remaining to be paid in the form of payment to such Former Participant or Beneficiary.

                                      39.

                    (iii) If such Former Participant shall die prior to the payment of his benefit in full and a single sum cash distribution is to be made to such Former Participant's Beneficiary, such distribution shall be made in accordance with Paragraph 11.5(a), determined as of the Valuation Date proper payment instructions are received by the Trustee.

          (b) Stock Election in Effect: If a Stock election of such Former Participant shall be in effect:

                    (i) The calculation of the amount of the installment payments shall be made in accordance with the provisions of the preceding subparagraph (a), provided that such Former Participant or his Beneficiary, as the case may be, shall receive as a part of each installment payment the number of whole shares of Stock, equal to the product of the fraction determined pursuant to the provisions of Subsection (ii) of the preceding Subparagraph (a) multiplied by the number of shares of Stock credited to the Viacom Stock Fund in the Account of such Former Participant as of the applicable Valuation Date.

                    (ii) If such Former Participant shall die prior to the payment of his benefit in full and a single sum distribution is to be made to such Former Participant's Beneficiary, such distribution shall be made in accordance with Paragraph 11.5(b), determined as of the Valuation Date proper payment instructions are received by the Trustee.

     11.7 Time of Payment and Minimum Distribution Requirements: Unless the Participant elects otherwise, the payment of the value of a Participant's vested Accounts under the BIP shall be payable not later than the sixtieth day after the latest of the close of the Plan Year in which he:

          (a) attains age 65,
          (b) completes 10 years of participation  under the BIP or
          (c) incurs a termination of employment.

                    Notwithstanding the foregoing, with respect to distributions made to Participants who attain(ed) age 70 1/2 prior to January 1, 1997, the benefits of each Participant shall be distributed or shall commence to be distributed, in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder, not later than the April 1 following the end of the calendar year in which the Participant attains age seventy and one-half (70 1/2), regardless of whether his employment with the Company is terminated as of such date provided, however, if a Participant is not a five percent (5%) owner (as defined in Section 416(i)(1)(B) of the Code) and shall have attained age seventy and one-half (70 1/2) before January 1, 1988, the benefits of any such Participant shall be distributed or shall commence to be distributed not later than the April 1 following the calendar year in which he terminates employment; provided further, that if a Participant attains age 70 1/2 on or after January 1, 1996 but prior to January 1, 1997, such Participant may elect, in accordance with procedures established by the Committee or its

                                      40.

delegate, to commence distributions in accordance with the following paragraph. Any such minimum distributions shall be calculated in accordance with Code
Section 401(a)(9) and the regulations and other guidance issued thereunder, and in the form of annual payments over the life expectancy of the Participant which life expectancy will not be recalculated.

                                      41.

                    With respect to (i) Participants who attain age 70 1/2 on or after January 1, 1997 and (ii) Participants who are eligible and elect to defer their distributions in accordance with this Paragraph, the benefits of any Participant shall be distributed or shall commence to be distributed in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder not later than the April 1 following the close of the calendar year in which the Participant terminates employment.

                    Notwithstanding anything in this Article XI to the contrary, the payment of any benefit hereunder, in accordance with Section 401(a)(9) of the Code, generally shall be paid or commence to be paid not later than one year after the date of the Participant's death (or such later date as allowed by regulations issued by the Internal Revenue Service), or in the case of payments to a Participant's spouse, the date on which the Participant would have attained age seventy and one-half (70 1/2), if later. Further, such payments shall be distributed within a five year period following the Participant's death unless payable over the life of the Beneficiary or a period not extending beyond the life expectancy of such Beneficiary.

     11.8 Direct Rollover Distributions:

                    (a) At the written request of a Participant, a surviving spouse of a Participant, or a spouse or former spouse of a Participant that is an alternate payee under a qualified domestic relations order as defined in
Section 414(p) of the Code, (referred to as the "distributee") and upon receipt of the written direction of the Committee or its designee, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee, in accordance with Section 401(a)(31) of the Code, to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code). Such amount may constitute all or any whole percent of any distribution from the BIP otherwise to be made to the distributee, provided that such distribution constitutes an "eligible rollover distribution" as defined in Section 402(c) of the Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following Subparagraphs 11.8(b) through 11.8(h).

                    (b) A distributee may elect to have a direct rollover distribution apportioned among no more than two eligible retirement plans.

                    (c) Direct rollover distributions shall be made, in accordance with such forms and procedures as may be established by the Committee or its designee and to the extent any such distribution is to be made in shares of Stock otherwise distributable under the BIP to the distributee, such shares shall be registered in a manner necessary to effectuate a direct rollover under
Section 401(a)(31) of the Code.

                    (d) No amounts of After-Tax Contributions may be distributed to an eligible retirement plan through a direct rollover distribution.

                                      42.

                    (e) No direct rollover distribution shall be made unless the distributee furnishes the Committee or its designee with such information as the Committee or its designee shall require and deems to be sufficient.

                    (f) A distributee may elect to divide an eligible rollover distribution into two components, with one portion paid as a direct rollover distribution and the remainder paid to the distributee, provided that such division of payments shall be permitted only if the amount of the direct rollover distribution is at least equal to $500.

                    (g) No direct rollover distributions shall be permitted unless the amount of the distribution exceeds $200.

                    (h) Direct rollover distributions shall be treated as all other distributions under the BIP and shall not be treated as a direct trustee-to-trustee transfer of assets and liabilities.

     11.9  Distributions  on Sales of Businesses or Transfers to  Non-Affiliated
Companies: In the absence of an express written determination to the contrary by the Committee, for the sole purpose of determining a Participant's entitlement to a distribution under this Plan, a termination of employment shall not be deemed to have occurred upon a business disposition by the Company or an Affiliated Company of a trade or business or the sale by the Company or an Affiliated Company of its interest in a subsidiary, with respect to a Participant who is employed by such trade or business or subsidiary and who continues in the employ of (i) the employer which acquires the assets of such trade or business or acquires the interest of such subsidiary or (ii) any other entity related to such employer. Further, any Employee of the Company or any Affiliated Company who transfers to employment with a corporation or entity which is at that time at least 50% owned by the Company or an Affiliated Company shall not be deemed to have incurred a termination of employment due to such transfer.

                                      43.

                                   ARTICLE XII
                            ADMINISTRATION OF THE BIP

     12.1 Appointment Of Committee --

                    (a) The Company shall be the "sponsor" of the Plan as that term is defined in ERISA. The Board of Directors of the Company shall initially appoint the Committee, having the administrative responsibilities described below. The proper officers of the Company may at any time remove or replace any members of the Committee. The Committee shall administer the Plan and shall serve as a Named Fiduciary of the Plan within the meaning of Section 402(a)(2) of ERISA.

                    (b) If no members of the Committee are in office, the Company shall be deemed the Committee.

     12.2 Organization And Operation Of The Committee --

                    (a) The Committee shall endeavor to act, in carrying out its duties and responsibilities in the interest of the Participants' and Beneficiaries, with the care, skill, prudence and diligence under the prevailing circumstances that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and aims.

                    (b) A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee; or without a meeting, by instrument in writing signed by a majority of members of the Committee.

                  If there are two or more Committee members, no member shall act upon any question pertaining solely to himself, and the other member or members shall alone make any determination required by the Plan in respect thereof.

                  (c) The Committee may authorize any one or more of its members, or members of a separate administrative subcommittee it may form, to execute any routine administrative document on behalf of the Committee.

                  (d)  The  Committee,  may  in  addition  to the  execution  of administrative documents, delegate specific duties and powers to one or more of its members or to a separate administrative subcommittee it may form. Such delegation shall remain in effect until rescinded in writing by the Committee. The members of persons so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated responsibilities.

                                      44.

                  (e) The Committee shall be empowered to employ a Secretary and such assistants as may be required in the administration of the Plan.

                  (f) The Committee shall endeavor not to engage directly or indirectly in any prohibited transaction, as set forth in ERISA.

     12.3 Expenses: All expenses that shall arise in connection with the administration of the BIP, including but not limited to the compensation of the Trustee, administrative expenses, other expenses associated with the purchase and sale of Stock in the Viacom Inc. Stock Fund, other proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any enrolled actuary, accountant, counsel, specialist or other person who shall be employed by the Committee in connection with the administration of the BIP will be paid from forfeitures pursuant to Paragraphs 10.3, 15.1(e) and 15.2(e) and to the extent expenses remain they shall be paid proportionately by each Employer. Brokerage fees, transfer taxes and other expenses attending the investment or reinvestment of BIP assets (including investment management fees) allocated to the Funds (other than the Viacom Inc. Stock Fund) may be paid out of the respective Funds, when permissible under applicable law.

     12.4 Duties, Powers and Responsibilities of the Retirement Committee: The Committee, except for such investment and other responsibilities vested in the Trustee or investment manager or investment committee of the Board of Directors, shall have the specific powers granted to it herein and shall have such other powers as may be necessary in order to enable it to administer the Plan, including, but not limited to, the full discretionary authority and responsibility for administering the Plan in accordance with its provisions and under applicable law. The duties, powers and responsibilities of the Committee shall include, but shall not be limited to, the following:

          (a) To appoint such accountants, consultants, administrators, counsel, or such other persons it deems necessary for the administration of the Plan. Members of the Committee shall not be precluded from serving the Committee in one or more of such individual capacities.

          (b) To determine all benefits and to resolve all questions arising from the administration, interpretation, and application of Plan provisions, either by general rules or by particular decisions, so as not to discriminate against any person and so as to treat all persons in similar circumstances in a uniform manner.

          (c) To advise the Trustee with respect to all benefits which become payable under the Plan and to direct the Trustee as to the manner in which such benefits are to be paid.

                                      45.

          (d) To adopt such forms and regulations it deems advisable for the administration of the Plan and the conduct of its affairs.

          (e) To take such steps as it considers  necessary and  appropriate  to
remedy  any  inequity   resulting   from  incorrect   information   received  or
communicated or as a consequence of administrative error.

          (f) To assure that its members, the Trustee and every other person who handles funds or other property of the Plan are bonded as required by law.

          (g) To settle or compromise any claims or debts arising from the operation of the Plan and to defend any claims in any legal or administrative proceeding.

     12.5 Required Information:

         Each Employer or Participants and Beneficiaries entitled to benefits shall furnish the Retirement Committee any information or proof requested by the Retirement Committee and required for the proper administration of the BIP. Failure on the part of any Participant or Beneficiary to comply with such request shall be sufficient grounds for the delay in payment of benefits under the BIP until the requested information or proof is received.

     12.6 Indemnification:

         The Company agrees to indemnify and hold the Retirement Committee and any administrative subcommittee formed by the Retirement Committee harmless against liability incurred in the administration of the Plan.

     12.7 Claims And Appeal Procedure:

          (a) Any request or claim for Plan benefits must be made in writing and shall be deemed to be filed by a Participant or Beneficiary when a written request is made by the claimant or the claimant's authorized representative which is reasonably calculated to bring the claim to the attention of the Committee.

          (b) The Committee or its delegate shall grant or deny claims for benefits under the Plan with respect to Participants or their Beneficiaries and authorize disbursements according to this Plan. The Committee shall provide notice in writing to any Participant or Beneficiary where a claim for benefits under the Plan has been denied in whole or in part. Such notice shall be made within 90 days of the receipt by the Committee of the Participant's or Beneficiary's claim or, if special circumstances require, and the Participant or Beneficiary is so notified in writing, within 180 days of the receipt by the Committee of the Participant's or Beneficiary's claim. The notice shall be written in a manner calculated to be understood by the claimant and shall:

                                      46.

                  (i) set forth the specific reasons for the denial of benefits;

                  (ii) contain specific references to Plan provisions relative to the denial;

                  (iii) describe any material and information, if any, necessary for the claim for benefits to be allowed, which had been requested, but not received by the Committee; and

                  (iv) advise the Participant or Beneficiary that any appeal of the Committee's adverse determination must be made in writing to the Committee, within 60 days after receipt of the initial denial notification, setting forth the facts upon which the appeal is based.

                  (c) If notice of the denial of a claim is not furnished within the time periods set forth above, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review procedures set forth below. If the Participant or Beneficiary fails to appeal the Committee's denial of benefits in writing and within 60 days after receipt by the claimant of written notification of denial of the claim (or within 60 days after a deemed denial of the claim), the Committee's determination shall become final and conclusive.

                  (d) The Committee shall serve as the final review committee, under the Plan and ERISA, for the review of all appeals by Participants or Beneficiaries whose initial claims for benefits have been denied, in whole or in part. Any Participant or Beneficiary whose claim for benefits has been denied, in whole or in part, may (and must for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan), within 60 days after receipt of notice of denial, submit a written request for review of the decision denying the claim.

                  (e) If the Participant or Beneficiary appeals the Committee's denial of benefits in a timely fashion, the Committee shall re-examine all issues relevant to the original denial of benefits. Any such claimant, or his or her duly authorized representative may review any pertinent documents, as determined by the Committee, and submit in writing any issues or comments to be addressed on appeal.

                  (f) The Committee shall advise the Participant or Beneficiary and such individual's representative its decision which shall be written in a manner calculated to be understood by the claimant, and include specific references to the pertinent Plan provisions on which the decision is based. Such response shall be made within 60 days of receipt of the written appeal, unless special circumstances require an extension of such 60 day period for not more than an additional 60 days. Where such extension is necessary, the claimant shall be given written notice of the delay. If the decision on review is not furnished within the time set forth above, the claim shall be deemed denied on review.

                                      47.

                  (g) Any participant whose claim for benefits has been denied shall have such further rights of review as are provided in ERISA ss. 503, and the Committee shall retain such right, authority and discretion as is provided in or not expressly limited by ERISA ss. 503.

                  (h) The Committee shall be the final review committee under the Plan, with the authority to determine conclusively for all parties any and all questions arising from the administration of the Plan, and shall have sole and complete discretionary authority and control to manage the operation and administration of the Plan, including, but not limited to, the determination of all questions relating to eligibility for participation and benefits, interpretation of all Plan provisions, determination of the amount and kind of benefits payable to any participant, spouse or beneficiary, and construction of disputed or doubtful terms. Such decisions shall be conclusive and binding on all parties and not subject to further review.

           12.8 Liability of Committee Members: Each member of the Committee shall be liable for any act of omission or commission as such only to the extent required by ERISA.

           12.9 Reliance on Reports and Certificates: The Committee will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any Trustee, accountant, controller, counsel or other person who is employed or engaged for such purposes.

           12.10 Member's Own Participation: No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his own participation under the BIP.

           12.11 Fiduciary Indemnification: Notwithstanding any other provision of this BIP, the Board may, to the extent permitted by law, provide for indemnification by the Company of any fiduciary for any liability incurred in his capacity as such fiduciary.

           12.12 Allocation of Responsibilities: The Company may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms, including allocation of responsibilities to the Committee and the Employers. The Company and other named fiduciaries may delegate any of their responsibilities hereunder by designating in writing other persons to carry out their respective responsibilities (other than trustee responsibilities the delegation of which may be limited by law) under the Plan, and may employ persons to advise them with regard to any such responsibilities. Specifically, and not by way of limitation of the foregoing provision of this Paragraph 12.11, the Company may delegate or allocate, as applicable, to another fiduciary or named fiduciary the responsibility to appoint, retain and terminate trustees and investment managers and to define the authorities and responsibilities of each. The

                                      48.

provisions of this Paragraph 12.11 shall apply to the responsibilities of the Company or any other named fiduciary under the Plan, relating to any trusts associated with the Plan, including any group, commingled, common or master trust associated with the Plan and with respect to which the Company or any other named fiduciary under the Plan has responsibilities.

           12.13 Multiple Capacities: Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including service both as a trustee and as an administrator).

                                      49.

                                  ARTICLE XIII
                            AMENDMENT AND TERMINATION

         13.1 Right to Amend or Terminate: The Committee reserves the right to modify, alter or amend this Plan or any Trust Agreement thereunder from time to time to any extent that they may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued qualification of the Plan under Section 401 of the Code. Each Employer reserves the right, by action of its Board of Directors, to terminate the BIP with respect to their Participants herein. The Company reserves the right to execute any amendment deemed necessary or appropriate to terminate the Trust. No such amendment(s) shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. No such amendment(s) shall have any retroactive effect so as to deprive any Participant of any benefit already accrued (including the timing and form of any option benefits), except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with government regulations or policies in order to qualify or maintain qualification of the Plan under the appropriate section of the Code. No such amendment(s) shall have the effect of revesting in the Employers the whole or any part of the principal or income for purposes other than for the exclusive benefit of the Participants, their Spouses, their Contingent Annuitants or Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. Any amendment of the Plan shall be made by:

          (a) the adoption of a resolution by the Board of amending the Plan, or

          (b) the adoption of a resolution by the Committee amending the Plan.

     If any amendment changes the vesting provisions of Article X, any Participant with at least three years of Vesting Service may elect, by filing a written request with the Committee within sixty days after he has received notice of such amendment, to have his vested interest computer under the provisions of Article X as in effect immediately prior to such amendment.

     13.2 Distribution of Funds Upon Termination of the BIP: In the event of, and upon, an Employer's termination of the BIP or permanent discontinuance of contributions other than by reason of being merged into, or consolidated with, another Employer, whether or not the Trust shall also terminate concurrently therewith, the Trustee shall, as of and as promptly as shall be practicable after the Valuation Date next succeeding whichever shall occur first of (i) such Participant ceasing to be an Employee of an Employer or another Affiliated Company and (ii) the earliest date allowed by the Internal Revenue Service for distribution of benefits following the termination of the BIP, pay or distribute to such Participant (or his Beneficiary) in the manner provided in Article XI hereof the benefits to which he is (or they are) entitled.

                                      50.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

           14.1 Employment Relationships: Nothing contained herein will be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the rights of an Employer to discharge any Employee at any time.

           14.2 Non-Alienation of Benefits: Subject to Paragraph 14.3, and subject to and in accordance with applicable law, no benefit payable under the BIP will be subject in any manner to anticipation, assignment, attachment, garnishment, or pledge, and any attempt to anticipate, assign, attach, garnish or pledge the same will be void, and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements, or torts of any Participant.

           14.3 Qualified Domestic Relations Order: Notwithstanding any other provisions of the BIP, in the event that a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d)(3) of ERISA) is received by the Committee, benefits shall be payable in accordance with such order and with Section 414(p) of the Code and Section 206(d)(3) of ERISA. The amount payable to the Participant and to any other person other than the payee entitled to benefits under the order, shall be adjusted accordingly. Benefits payable under a qualified domestic relations order may be paid prior to the "earliest retirement age" as such term is defined in the Code and ERISA. The Committee shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order.

           14.4 Exclusive Benefit of Employees: No part of the corpus or income of the Fund will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries.

           14.5  Merger,  Consolidation  or Transfer  of Assets or  Liabilities:
There will be no merger or consolidation with, or transfer of any assets or liabilities to any other plan, unless each Participant will be entitled to receive a benefit immediately after such merger, consolidation, or transfer as if this BIP were then terminated which is equal to the benefit he would have been entitled to immediately before such merger, consolidation, or transfer as if this BIP had been terminated.

           14.6 Appointments of Trustee: The Trustee as a fiduciary under the BIP is appointed by the appropriate Named Fiduciary, with such powers as to investment, reinvestment, control and disbursement of the Fund as are set forth in the Trust Agreement, as modified from time to time. The appropriate Named Fiduciary may remove the Trustee at any time on the notice required by the terms of such Trust Agreement, and upon such removal or upon the resignation of any such Trustee the Board will designate a successor Trustee.

                                      51.

           14.7 Discretion of the Board of Directors and the Committee: All consents of the board of directors of each of the Employers and all consents of the Committee herein provided for may be granted or withheld in the sole and absolute discretion of said board of directors or of the Committee, as the case may be, and, if granted, may be granted on such terms and conditions as said board of directors or the Committee, as the case may be, in its sole and absolute discretion shall determine. All determinations hereunder made by the board of directors of any of the Employers and all such determinations made by the Committee shall likewise be made in the sole and absolute discretion of said board of directors or the Committee, as the case may be. Neither the board of directors of any of the Employers nor the Committee, in granting or withholding such consents, or in making such determinations, or in taking any other actions in connection with the administration of the BIP and the Trust, shall discriminate in favor of Highly Compensated Participants.

           14.8 Voting Viacom Inc. Common Stock: A Participant may vote at each annual meeting and at each special meeting of the Company the shares of Stock of the Company at the time represented in his Accounts and attributable to Matching Employer Contributions and earnings thereon. The Company shall provide the Trustee, on a timely basis, with all materials necessary to permit the Trustee to solicit participants' voting instructions and to vote shares. The Trustee shall cause to be provided to each Participant a copy of the proxy solicitation material for each such meeting together with a request for the Participant's confidential instructions as to how such shares are to be voted at such meeting. Upon receipt of such instructions, the Trustee shall vote all such shares as instructed. The Trustee shall vote shares for which it has not received voting instructions in proportion to those shares for which it receives instructions.

           14.9 Payments to Minors and Incompetents: If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Committee might designate or to the duly appointed guardian.

           14.10 Employee's Records: Each of the Employers and the Plan Administrator shall respectively keep such records, and each of the Employers and the Plan Administrator shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purposes of the BIP and the Trust Agreement, including, without in any manner limiting the foregoing, records and information with respect to the employment date, date of participation in the BIP and Compensation of Employees, elections by Participants and their Beneficiaries and consents granted and determinations made under BIP and the Trust Agreement. Neither any of the Employers nor the Plan Administrator shall be required to duplicate any records kept by the other. Each Participant shall cooperate with the Plan Administrator to administer the BIP in the manner herein and in the Trust Agreement provided.

                                      52.

           14.11 Titles and Headings: The titles to sections and headings or paragraphs of this BIP are for convenience of reference and, in case of any conflict, the text of the BIP, rather than such titles and headings, shall control.

           14.12 Use of Masculine and Feminine; Singular and Plural: Wherever used herein, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

           14.13 Governing Law: To the extent that New York law has not been preempted by the provisions of ERISA, the provisions of the BIP will be construed in accordance with the laws of the State of Texas.

                                      53.

                                   ARTICLE XV
                NONDISCRIMINATION AND ANNUAL ADDITION LIMITATIONS

           15.1 Limitation on Salary Reduction Contributions :

               (a) Notwithstanding anything herein to the contrary, in no event shall the Salary Reduction Contributions made on behalf of Highly Compensated Participants with respect to any Plan Year result in an Actual Deferral Percentage for such group of Highly Compensated Participants which exceeds the greater of:

                    (i)  an  amount  equal  to  125%  of  the  Actual   Deferral
Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants; or

                    (ii) an amount equal to the sum of the Actual Deferral Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Actual Deferral Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants.

                    (iii) Notwithstanding the foregoing, the Committee may elect to determine the permissible Actual Deferral Percentage for Highly Compensated Participants on the basis of the Actual Deferral Percentage of the group Participants other than Highly Compensated Participants for the current Plan Year rather than the preceding Plan Year, in accordance with such regulations, notices or other guidance issued under Section 401(k) of the Code.

          (b) The Committee shall be authorized to implement rules authorizing or requiring reductions in the Salary Reduction Contributions that may be made on behalf of Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of Paragraph 15.1(a) are satisfied.

          (c) In addition to the reductions set forth in Subparagraph (b), if the limitations under Paragraph 15.1(a) are exceeded in any Plan Year, the Committee may, in accordance with regulations issued under Code Section 401(k)(3), authorize or require the recharacterization of Excess Salary Reduction Contributions as After-Tax Contributions so that the limitations in that Plan Year are not exceeded.

          (d) To the extent such Salary Reduction Contributions exceeding the limitations under Paragraph 15.1(a) are not recharacterized, an Employer may, in the discretion of the Board of Directors, make Qualified Nonelective Contributions to the Accounts of Participants who are not Highly Compensated Participants.
                                      54.

          (e) To the extent the limitations under Paragraph 15.2(a) continue to be exceeded following such recharacterization or making of Qualified Nonelective Contributions, if any, the Excess Salary Reduction Contributions made on behalf of Highly Compensated Participants with respect to a Plan Year and income allocable thereto shall then be distributed to such Highly Compensated Participants as soon as practicable after the end of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of Excess Salary Reduction Contributions to be distributed to each Participant shall be determined as follows:

           Once the leveling procedure described in Paragraph 2.20 has been completed, the total dollar amount of Excess Salary Reductions shall be determined. This amount shall be distributed in accordance with a leveling procedure under which the dollar amount of Salary Reduction Contributions of the Highly Compensated Participant with the highest dollar amount of Salary Reduction Contributions shall be reduced to the extent required to distribute the total amount of Excess Salary Reduction Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's dollar amount of Salary Reduction Contributions to equal the dollar amount of Salary Reduction Contributions of the Highly Compensated Participant with the next highest dollar amount of Salary Reduction Contributions. This distribution procedure shall be repeated until all Excess Salary Reduction Contributions have been distributed. The amount of income allocable to Excess Salary Reduction Contributions shall be determined in accordance with the provisions of Article VI. The amount of Excess Salary Reduction Contributions distributed to any Participant under this Subparagraph for any Plan Year shall be reduced by any excess deferrals previously distributed to such Participant pursuant to Paragraph 15.1(g), if any for such Plan Year.

          (f) The Committee may utilize any combination of the methods described in the foregoing Subparagraphs (b), (c), (d) and (e) to assure that the limitations of Paragraph 15.1(a) are satisfied.

          (g) Notwithstanding the limitations of Paragraph 15.1(a), in no event may the amount of Salary Reduction Contributions to the BIP, in addition to all such salary reduction contributions under all other cash or deferred arrangements (as defined in Code Section 401(k)) maintained by the Company or an Affiliated Company in which a Participant participates, exceed $10,000 (adjusted for increases in the cost-of-living under Code Section 402(g)) in any calendar year. If such salary reduction amounts exceed $10,000 (as adjusted), all such amounts in excess of $10,000 (as adjusted) and any income or losses allocable to such excess amounts shall be distributed to the Participant no later than the April 15 following the calendar year in which the excess occurred. If a Participant participates in another cash or deferred arrangement in any calendar year which is not maintained by the Company or an Affiliated Company, and his total Salary Reduction Contributions under the BIP and such other plan exceed $10,000 (as adjusted) in a calendar year, he may request to receive

                                      55.

a distribution of the amount of the excess deferral (a deferral in excess of $10,000 (as adjusted)) that is attributable to Salary Reduction Contributions in the VIP together with earnings thereon, notwithstanding any limitations on distributions contained in the BIP. Such distribution shall be made by the April 15 following the Plan Year of the Salary Reduction Contribution provided that the Participant notifies the Committee of the amount of the excess deferral that is attributable to a Salary Reduction Contribution to the VIP and requests such a distribution. The Participant's notice must be received by the Committee no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Salary Reduction Contributions to the BIP shall be subject to all limitations on withdrawals and distributions in the BIP. The amount of excess deferrals that may be distributed under this Subparagraph (g) with respect to any Participant for any Plan Year shall be reduced by the amount of any Excess Salary Reduction Contributions previously distributed pursuant to Paragraph 15.1(e), if any, for such Plan Year.

     15.2 Maximum Contribution Percentage:

          (a) Notwithstanding anything herein to the contrary, in no event may Matching Employer Contributions and After-Tax Contributions (including Salary Reduction Contributions which are recharacterized pursuant to Paragraph 15.1(c), if any) made on behalf of all Highly Compensated Participants with respect to any Plan Year result in a Contribution Percentage for such group of Employees which exceeds the greater of (1) or (2) below, where:

                    (1)  is  an  amount  equal  to  125%  of  the   Contribution
Percentage for the preceding Plan Year for all Participants in the BIP other than Highly Compensated Participants; and

                    (2) is an amount equal to the sum of the Contribution Percentage for the preceding Plan Year for all Participants in the BIP other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Contribution Percentage for the preceding Plan Year for all Participants other than Highly Compensated Participants.

                    Notwithstanding the foregoing, the Committee may elect to determine the permissible Contribution Percentage for Highly Compensated Participants on the basis of the Contribution Percentage of the group Participants other than Highly Compensated Participants for the current Plan Year rather than the preceding Plan Year, in accordance with such regulations, notices or other guidance issued under Section 401(k) of the Code.

               (b) The Committee shall be authorized to implement rules authorizing or requiring reductions in the After-Tax Contributions that may be made by Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of Paragraph 15.2(a) are satisfied.

                                      56.

               (c) Notwithstanding any reductions pursuant to Subparagraph (b), if the limitations under Paragraph 15.2(a) are exceeded, an Employer may, in the discretion of the Board of Directors, make additional contributions to the Participant's Accounts of Participants who are not Highly Compensated Employees, which additional contributions shall either be Qualified Nonelective Contributions or additional Matching Employer Contributions under Paragraph 5.7 of the BIP. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Committee may elect to treat amounts attributable to Salary Reduction Contributions as such additional Matching Employer Contributions solely for the purposes of satisfying the limitations of Paragraph 15.2(a).

               (d) If the  limitations  under Paragraph  15.2(a)  continue to be exceeded following such Qualified Nonelective Contributions or additional Matching Employer Contributions, if any, the Excess Aggregate Contributions made with respect to Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Participants in an amount equal to each such Participant's After-Tax Contributions (including recharacterized Salary Reduction Contributions). Once the leveling procedure described in Paragraph 2.19 has been completed, the total dollar amount of Excess Aggregate Contributions shall be determined. This amount shall be distributed in accordance with a leveling procedure under which the dollar amount of After-Tax Contributions of the Highly Compensated Participant with the highest dollar amount of After-Tax Contributions shall be reduced to the extent required to distribute the total amount of Excess Aggregate Contributions or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's dollar amount of After-Tax Contributions to equal the dollar amount of After-Tax Contributions of the Highly Compensated Participant with the next highest dollar amount of After-Tax Contributions. This distribution procedure shall be repeated until all Excess Aggregate Contributions have been distributed or, if earlier, all After-Tax Contributions have been distributed.

               (e) If the limitations under Paragraph 15.2(a) continue to be exceeded following the distributions described in Subparagraph (d), the Matching Employer Contributions made on behalf of Highly Compensated Participants which are not vested pursuant to Paragraph 10.2 shall be forfeited to the extent of any remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan Year, and any income allocable thereto. Such forfeitures shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the BIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

               (f) If the limitations under Paragraph 15.2(a) continue to be exceeded following the distribution of After-Tax Contributions or the allocation of the forfeitures, if any, described above, the remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Participants.

                                      57.

               (g) All Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year, but no later than twelve months after the close of the Plan Year in which they occur. The amount of income allocable to Excess Aggregate Contributions shall be determined in accordance with the regulations issued under Section 401(m) of the Code. The Committee is authorized to implement rules under which it may utilize any combination of the methods described in the foregoing Subparagraphs (b), (c), (d), (e), and (f) to assure that the limitations of Paragraph 15.2(a) are satisfied.

               (h) Notwithstanding anything to the contrary in Paragraphs 15.1or 15.2, Salary Reduction Contributions, After-Tax Contributions, and Matching
Employer Contributions may not be made to this BIP in violation of the rules prohibiting multiple use of the alternative limitation described in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code and the provisions of Treasury Regulation section 1.401(m)-2(b) and any further guidance issued thereunder. If such multiple use occurs, the Contribution Percentages for all Highly Compensated Participants (determined after applying the foregoing provisions of Paragraphs 15.1) shall be reduced in accordance with Treasury Regulation section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

               (i) Notwithstanding anything in the BIP to the contrary, if the rate of Matching Employer Contributions (determined after application of the corrective mechanisms described in Paragraph 15.2 and the foregoing provisions of Paragraph 15.3) discriminates in favor of Highly Compensated Participants, the Matching Employer Contribution attributable to any Excess Salary Reduction Contribution, Excess Aggregate Contributions, or excess deferral (as described in Paragraph 15.1(g)) of each affected Highly Compensated Participant shall be forfeited so that the rate of Matching Employer Contributions is nondiscriminatory. Any such forfeitures shall be made no later than the end of the Plan Year following the Plan Year for which the contribution was made. Forfeitures, if any, shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the BIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

     15.3 Limitation on Annual Additions:

               (a) Basic Limitation. Subject to the adjustments hereinafter set forth, the maximum Annual Addition for any Plan Year to a Participant's Accounts under this BIP shall in no event exceed the lesser of:

                    (i) $30,000 (as adjusted by the Internal Revenue Service for increases in cost of living in accordance with Section 415(d) and the applicable regulations)

                    (ii) 25% of the amount of a Participant's annual Earnings.

                                      58.

               (b) Limitation for Participants in a Combination of _Plans. Notwithstanding the foregoing, in the case of a Participant who participates in this BIP and a qualified defined benefit plan maintained by an Employer, the sum of the defined benefit plan fraction (as defined in Code Section 415(e)(2)) and the defined contribution plan fraction (as defined in Code Section 415(e)(3)) for any year shall not exceed 1.0. Notwithstanding the foregoing, as of January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction, in accordance with IRS Notice 87-21, so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code does not exceed 1.0.

               (c) Aggregation of Plans. For purposes of this Paragraph, all qualified defined benefit plans maintained by an Employer shall be treated as a single plan, and all qualified defined contribution plans maintained by an Employer shall be treated as a single plan.

               (d) Definition of Employer. For purposes of this Paragraph, the term "Employer" shall include any Affiliated Company, as defined in Paragraph
2.4 hereof and as modified by Section 415(h) of the Code.

               (e) Excess Annual Additions Precluded. Prior to the allocation of contributions in any Plan Year, the Committee shall determine whether the amount to be allocated would cause the limitations prescribed hereunder to be exceeded with respect to any Participant. In the event there would be such an excess, the Annual Additions to this BIP shall be adjusted by reducing Participant and Employer contributions in such amounts as are determined by the Committee and in such order elected by the Participant with the consent of the Committee, but only to the extent necessary to satisfy such limitations.

               (f) Adjustment to Defined Benefit Plan. Notwithstanding the provisions of Subparagraphs (a) and (b), in the event that the limitations prescribed under Subparagraph (b) are exceeded with respect to any Participant who participates in this BIP and a qualified defined benefit plan maintained by an Employer, the Participant's benefits under the defined benefit plan shall be frozen or reduced prior to making any adjustments under this BIP; provided, however, if in a subsequent year the limitations are increased due to cost of living adjustments or any other factor, the freeze on the Participant's benefits shall lapse to the extent that additional benefits may be payable under the increased limitations.

               (g) Disposal of Excess Annual Additions. In the event that, notwithstanding Subparagraphs (e) and (f) hereof, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of a reasonable error in estimating the Participant's Earnings, the allocation of forfeitures, or a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to any individual under the limits of Section 415 of the Code, such excess amounts shall not be deemed Annual

                                      59.

Additions in that limitation year to the extent corrected hereunder. First, Salary Reduction Contributions and After-Tax Contributions (together with earnings thereon) shall be returned to each affected Participant to the extent that such distribution would reduce the excess amounts in the Participant's Accounts. These amounts shall be disregarded in applying the limitations of Paragraphs 15.1 and 15.2. To the extent excess amounts remain after any such distributions, such excess amounts shall be utilized to reduce Matching Employer Contributions on behalf of the Participant for the next succeeding Plan Year, and succeeding Plan Years, as necessary. If the Participant is not covered by the BBIP at the end of any such succeeding Plan Year, but an excess amount still exists, such excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce Matching Employer Contributions for Participants in that Plan Year, and succeeding Plan Years, if necessary. The amount in such suspense account shall be credited to the Accounts of Participants in the manner provided in Paragraph 5.9.

                                      60.

                                   ARTICLE XVI
                                 TOP-HEAVY PLAN

     16.1 General Rule: The BIP shall meet the requirements of this Article XVI in the event that the BIP is or becomes a Top-Heavy Plan.

     16.2 Top-Heavy Plan:

          (a) Test for Top-Heaviness. Subject to the aggregation rules set forth in subsection (b), the BIP shall be considered a Top-Heavy Plan pursuant to
Section 416(g) of the Code in any Plan Year if, as of the Determination Date, the value of the cumulative Account Balances of all Key Employees exceeds sixty percent (60%) of the value of the cumulative Account Balances of all of the Employees as of such Date, excluding former Key Employees and excluding any Employee who has not performed services for the Employer during the five (5) consecutive Plan Year period ending on the Determination Date, but taking into account in computing the ratio any distributions made during the five (5) consecutive Plan Year period ending on the Determination Date. For purposes of the above ratio, the Account Balance of a Key Employee shall be counted only once each Plan Year.

          (b) Aggregation and Coordination With Other Plans. For purposes of determining whether the BIP is a Top-Heavy Plan and for purposes of meeting the requirements of this Article XVI, the BIP shall be aggregated and coordinated with other qualified plans in a Required Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group. If such Required Aggregation Group is Top-Heavy, this BIP shall be considered a Top-Heavy Plan. If such Permissive Aggregation Group is not Top-Heavy, this BIP shall not be a Top-Heavy Plan.

     16.3 Definitions: For the purpose of determining whether the BIP is Top-Heavy, the following definitions shall be applicable:

          (a) Determination and Valuation Dates. The term "Determination Date" shall mean, in the case of any Plan Year, the last day of the preceding Plan Year. The value of an individual's Account Balance shall be determined as of the Valuation Date next preceding the Determination Date and shall include any contribution actually made after such Valuation Date but on or before the Determination Date.

          (b) Key Employee. An individual shall be considered a Key Employee if he is an Employee or former Employee who at any time during the current Plan Year or any of the four (4) preceding Plan Years met the requirements of Code
Section 416(i)(1) and the regulations thereunder.

                                      61.

          (c) Non-Key Employee. The term "Non-Key Employee" shall mean any Employee who is a Participant and who is not a Key Employee.

          (d) Beneficiary. Whenever the term "Key Employee", "former Key Employee", or "Non-Key Employee" is used herein, it includes the Beneficiary or Beneficiaries of such individual.

          (e) Required Aggregation Group. The term "Required Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer in which a Key Employee participates, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

          (f) Permissive Aggregation Group. The term "Permissive Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a Required Aggregation Group.

     16.4 Requirements Applicable if BIP is Top-Heavy: In the event the BIP is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable:

          (a) Minimum Allocation.

                    (i) In the case of a Non-Key Employee who is covered under this BIP but does not participate in any qualified defined benefit plan maintained by the Employer, the Minimum Allocation of contributions plus forfeitures allocated to the account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the BIP is Top-Heavy shall equal the lesser of three percent (3%) of Compensation for such Plan Year or the largest percentage of Compensation provided on behalf of any Key Employee for such Plan Year. The Minimum Allocation provided hereunder may not be suspended or forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code. The Minimum Allocation shall be made for a Non-Key Employee for each Plan Year in which the BIP is Top-Heavy, even if he has not completed a Year of Service in such Plan Year or if he has declined to elect to have Salary Reduction Contributions made on his behalf.

                    (ii) A Non-Key Employee who is covered under this BIP and under a qualified defined benefit plan maintained by the Employer shall not be entitled to the Minimum Allocation under this BIP but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

                                      62.

          (b) Top-Heavy Vesting Schedule.

                    (i) A Non-Key Employee is at all times one hundred percent (100%) vested in the full value of his Account attributable to his Salary Reduction Contributions, After-Tax Contributions, and Rollover Contributions.

                    (ii) Fewer than Two Years of Vesting Service. A Non-Key Employee whose employment is terminated prior to age sixty-five (65) and prior to the completion of two (2) or more full Years of Vesting Service shall not be entitled to any Matching Employer Contributions under the BIP.

                    (iii) Two or More Years of Vesting Service. A Non-Key Employee whose employment is terminated after age sixty-five (65) or after the completion of two (2) or more full Years of Vesting Service shall be one hundred percent (100%) vested in the full value of his Account attributable to Matching Employer Contributions under the BIP.

           Notwithstanding the foregoing provisions of this Paragraph 16.4(b), at any time this BIP is a top-heavy plan, in no event will a Participant's vested percentage interest in the portion of his account attributable to Matching Employer Contributions be less than his vested percentage interest determined under Paragraph 10.2 of the BIP.

               (c) Limitations on Annual Additions and Benefits. For purposes of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Sections 415(e)(2)(B) and 415(e)(3)(B) of the Code, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0 rather than 1.25.

                                      63.

                                  ARTICLE XVII
                                    SIGNATURE

           The Plan as herein amended and restated has hereby been approved and adopted to be effective as of the 1st day of May 1999.

                                       BLOCKBUSTER INC.

                                       By:________________________

                                       Title: _______________________

                                      64.

                                   APPENDIX A
              SPECIAL PROVISIONS APPLICABLE TO CERTAIN PARTICIPANTS

           This Appendix sets forth provisions applicable to Participants who participated or were eligible to participate in certain plans maintained by the Company and Affiliated Companies prior to May 1, 1999. All accrued benefits in such plans, including the timing and form of optional forms of payment, that are required to be protected under Code Section 411(d)(6) have been protected in the BIP.

           Blockbuster Plan

           The following provisions apply to Employees who were participants in the Blockbuster Entertainment Retirement and Savings Plan (the "Merged Plan") or who were employed by a participating employer in the Merged Plan ("Blockbuster Participant") on December 31, 1995 and who subsequently became Participants in the BIP.

           1. Service: - Notwithstanding anything to the contrary in Article IV or any other provision of the BIP, a Blockbuster Participant's Eligibility Service and Vesting Service under the BIP shall include the Participant's eligibility service and vesting service as of December 31, 1995 under the terms of the Merged Plan. For purposes of calculating Eligibility Service and Vesting Service on and after January 1, 1996, the date of hire of a Blockbuster Plan Participant shall be January 1, 1996.

           In no event shall such Participant be credited with less Eligibility Service and Vesting Service under the BIP than the service with which the Participant was credited under the terms of the Merged Plan on December 31, 1995.

           2. Vesting: - Notwithstanding anything to the contrary in Article X or any other provision of the BIP, each Blockbuster Participant on December 31, 1995 shall become vested in the Matching Employer Contributions to the BIP, together with any matching contributions or nonelective employer contribution made to the Blockbuster Plan prior to January 1, 1996, in accordance with the following schedule:

       Years of Completed                        Vested
         Vesting Service                       Percentage
         ---------------                       ----------
              Less than 1                                 0%
              1 - 2                                      25%
              2 - 3                                      50%
              3 - 4                                      75%
              4 or more                                 100%


                                      65.

                                   APPENDIX B
              DIVISIONS NOT INCLUDED IN BLOCKBUSTER INVESTMENT PLAN

Notwithstanding the provisions of Section 2.17 of the Plan, the following operations of Blockbuster Inc. are not included in the definition of Employer under this Plan:

                                      66.

                                   APPENDIX C
              AFFILIATED COMPANIES DESIGNATED AS EMPLOYER UNDER THE
                  BLOCKBUSTER INVESTMENT PLAN AS OF MAY 1, 1999

In accordance with Paragraph 2.17 of the Plan, the following Affiliated Companies adopted the Plan effective May 1, 1999 or such other date as indicated:




---------------------
1 Adopted the Plan effective January 1, 1997.
2 Renamed Viacom International Inc. effective July 31, 1996.


                                      67.